                                                                    EXHIBIT 2.2


                            ASSET PURCHASE AGREEMENT



                                      AMONG



                             STARTIME CINEMA, INC.,

                     F.S.A. SUPER SAVER CINEMAS NO. 1, LTD.,

                           STARTIME PROPERTIES, INC.,

                        THE TRUST FORMED BY THAT CERTAIN
                        IRREVOCABLE DECLARATION OF TRUST
                          UNDER DEED DATED MAY 14, 1994
                    FOR THE BENEFIT OF STARTIME CINEMA, INC.,

                                  LLOYD CURLEY,

                             SCI ACQUISITION CORP.,

                              SILVER CINEMAS, INC.

                                       AND

                         NATIONSBANC CAPITAL CORPORATION






                             DATED JANUARY 22, 1998

                                TABLE OF CONTENTS


ARTICLE I - DEFINITIONS
        1.1    Defined Terms................................................................................   1

ARTICLE II - PURCHASE AND SALE OF PROPERTY
        2.1    Agreement to Sell and Purchase...............................................................   8
        2.2    Purchase Price...............................................................................   8
        2.3    Purchase Price Allocation....................................................................   9
        2.4    Purchase Price Adjustments...................................................................   9
        2.5    Escrow Agreement.............................................................................  12
        2.6    Offsets Against the Escrow Amount and Future Payments........................................  12
        2.7    Sellers' Performance At and After Closing....................................................  12
        2.8    Purchaser Does Not Assume Any of Sellers'
               Liabilities or Obligations Except for the Assumed Liabilities................................  13
        2.9    Noncompetition Agreement.....................................................................  13
        2.10   Closing......................................................................................  13
        2.11   Subsequent Closings..........................................................................  14

ARTICLE III - REPRESENTATIONS AND WARRANTIES
        3.1    Joint and Several Representations and
               Warranties of the Sellers and the Indemnitors................................................  15
               3.1.1         Corporate Existence and Authority..............................................  15
               3.1.2         Subsidiaries...................................................................  15
               3.1.3         Execution of Agreement.........................................................  15
               3.1.4         Financial Statements...........................................................  16
               3.1.5         Absence of Certain Liabilities.................................................  16
               3.1.6         Absence of Changes.............................................................  16
               3.1.7         Taxes..........................................................................  18
               3.1.8         Disputes and Litigation........................................................  19
               3.1.9         Compliance with Laws...........................................................  20
               3.1.10        Insurance......................................................................  20
               3.1.11        Title to Properties............................................................  20
               3.1.12        Real Property and Real Property Leases.........................................  21
               3.1.13        Equipment......................................................................  21
               3.1.14        Condition of Tangible Property.................................................  22
               3.1.15        Inventory......................................................................  22
               3.1.16        Intangible Personal Property...................................................  22
               3.1.17        Agreements.....................................................................  23
               3.1.18        Indebtedness and Guaranties....................................................  24
               3.1.19        Books and Records..............................................................  24
               3.1.20        ERISA..........................................................................  24
               3.1.21        Employees......................................................................  24
               3.1.22        Governmental and Other Consents................................................  26
               3.1.23        Environmental Matters..........................................................  26
               3.1.24        Discounts and Gift Certificates................................................  26
               3.1.25        Full Disclosure................................................................  26
               3.1.26        Organization of the Trust......................................................  27
               3.1.27        Authority of Curley............................................................  27
               3.1.28        Authority of Indemnitors.......................................................  27

               3.1.29        Validity and Enforceability....................................................  27
               3.1.30        Insolvency.....................................................................  27
               3.1.31        Cash Flow Figures..............................................................  27
        3.2    Representations and Warranties of Purchaser..................................................  28
               3.2.1         Organization and Good Standing.................................................  28
               3.2.2         Authority......................................................................  28
               3.2.3         Validity and Enforceability....................................................  28

ARTICLE IV - COVENANTS
        4.1    The Sellers' and the Indemnitors' Covenants..................................................  28
               4.1.1         Access and Information.........................................................  28
               4.1.2         Notices and Approvals..........................................................  29
               4.1.3         Information for Purchaser's Statements and Applications........................  30
               4.1.4         Termination of Employees.......................................................  30
               4.1.5         Conduct of Business............................................................  30
               4.1.6         Preservation of Business.......................................................  31
               4.1.7         Insurance......................................................................  31
               4.1.8         Contracts and Commitments......................................................  31
               4.1.9         Actions, Etc...................................................................  31
               4.1.10        Repairs........................................................................  31
               4.1.11        Reports and Returns............................................................  32
               4.1.12        Indemnification of Purchaser...................................................  32
               4.1.13        Compliance with Agreement......................................................  35
               4.1.14        Landlord Estoppel Certificates.................................................  36
               4.1.15        Title Information..............................................................  36
               4.1.16        Additional Lender Requirements.................................................  36
               4.1.17        Payment of Indebtedness........................................................  36
               4.1.18        Vote in Favor of Asset Sale....................................................  37
               4.1.19        Exclusive Dealing..............................................................  37
               4.1.20        Actions in the Event of a Noncompliance Circumstance...........................  37
        4.2    Purchaser's Covenants........................................................................  37
               4.2.1         Nondisclosure of Information...................................................  37
               4.2.2         Compliance with Agreement; Cooperation.........................................  37
               4.2.3         Disclosure to the Corporation..................................................  38
               4.2.4         Indemnification by Purchaser...................................................  38
               4.2.5         NCC Not Liable.................................................................  40

ARTICLE V - CONDITIONS PRECEDENT TO CLOSING
        5.1    Conditions Precedent to Obligations of Purchaser.............................................  40
               5.1.1         Representations and Warranties.................................................  40
               5.1.2         Performance by the Indemnitors.................................................  40
               5.1.3         Regulatory Approvals and Consents..............................................  40
               5.1.4         Opinion of the Seller's Counsel................................................  40
               5.1.5         Certificate of the Indemnitors.................................................  41
               5.1.6         Absence of Regulation Changes..................................................  41
               5.1.7         Satisfaction with Review of Purchaser..........................................  41
               5.1.8         Approval of Instruments........................................................  41
               5.1.9         Good Standing..................................................................  41
               5.1.10        No Actions.....................................................................  42
               5.1.11        No Court Orders................................................................  42
               5.1.12        Officers' Certificate..........................................................  42

               5.1.13        Loan Agreements................................................................  42
               5.1.14        Deeds and Leases...............................................................  42
               5.1.15        Releases.......................................................................  42
               5.1.16        Stockholder Approval of Sale of Assets.........................................  43
               5.1.17        Due Diligence..................................................................  43
               5.1.18        Estoppel Certificates..........................................................  43
               5.1.19        Phase I Environmental Reports and Surveys......................................  43
               5.1.20        Closing of Fee Owned Theaters..................................................  43
               5.1.21        Norwest Release................................................................  43
        5.2    Conditions Precedent to Obligations of the Indemnitors.......................................  43
               5.2.1         Representations and Warranties.................................................  43
               5.2.2         Performance by Purchaser.......................................................  43
               5.2.3         Regulatory Approvals and Consents..............................................  44
               5.2.4         No Court Orders................................................................  44
               5.2.5         Opinion of Purchaser's Counsel.................................................  44
               5.2.6         Certificate of Purchaser.......................................................  44
               5.2.7         Stockholder Approval of Sale of Assets.........................................  44
               5.2.8         Closing of Fee Owned Theaters..................................................  44
               5.2.9         Releases.......................................................................  44

ARTICLE VI - CLOSING AND DELIVERY OF DOCUMENTS
        6.1    Closing......................................................................................  45
               6.1.1         Delivery by the Sellers........................................................  45
               6.1.2         Delivery by Purchaser..........................................................  46

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER
        7.1    Termination..................................................................................  47
        7.2    Waiver and Amendment.........................................................................  48

ARTICLE VIII - MISCELLANEOUS
        8.1    Expenses.....................................................................................  48
        8.2    Notices......................................................................................  48
        8.3    Entire Agreement.............................................................................  49
        8.4    Survival of Representations..................................................................  50
        8.5    Incorporated by Reference....................................................................  50
        8.6    Number and Gender of Words...................................................................  50
        8.7    Specific Performance.........................................................................  50
        8.8    Remedies Exclusive...........................................................................  50
        8.9    Execution of Additional Documents............................................................  50
        8.10   Finders' and Related Fees....................................................................  51
        8.11   Titles.......................................................................................  51
        8.12   No Third Party Beneficiary, Etc..............................................................  51
        8.13   Reformation; Severability....................................................................  51
        8.14   Binding Effect and Assignment................................................................  51
        8.15   Counterparts.................................................................................  51
        8.16   Governing Law; Attorneys' Fees...............................................................  51
        8.17   Dispute Resolution...........................................................................  52
        8.18   Confidentiality..............................................................................  53
        8.19   Bulk Transfer................................................................................  54

                         INDEX TO EXHIBITS AND SCHEDULE

                                    EXHIBITS

Fee Owned Theaters                                                    EXHIBIT A

Leased Theaters, Market Breakdown, Cash Flow and
Purchase Price Determination                                          EXHIBIT B

Continuing Contracts                                                  EXHIBIT C

Escrow Agreement                                                      EXHIBIT D

Leases                                                                EXHIBIT E

Put Agreement                                                         EXHIBIT F

Allocation of Purchase Price                                          EXHIBIT G

Memorandum of Approved Improvements and Betterments                   EXHIBIT H

Noncompetition Agreements                                             EXHIBIT I

Financial Statements of the Corporation and Subsidiaries              EXHIBIT J

List of Documents Delivered to Purchaser                              EXHIBIT K

Form of Estoppel Certificate                                          EXHIBIT L

Legal Opinion of the Sellers' Counsel                                 EXHIBIT M

Legal Opinion of Purchaser's Counsel                                  EXHIBIT N

Assignment and Assumption Agreement (Leases)                        EXHIBIT O-1

Assignment and Assumption Agreement (Continuing Contracts)          EXHIBIT O-2

Bill of Sale                                                          EXHIBIT P

Mutual Release                                                        EXHIBIT Q

[INTENTIONALLY OMITTED]

Cash Flow Figures                                                     EXHIBIT S

                               DISCLOSURE SCHEDULE

Part 1      --     States in which the Corporation is qualified to do business

Part 2      --     Information concerning Subsidiaries of the Corporation

Part 3      --     Effects of execution of Agreement

Part 4      --     Liabilities not reflected on Balance Sheet

Part 5      --     Changes affecting the Corporation and Subsidiaries between the Balance Sheet Date and the Closing

Part 6      --     Certain information concerning the taxes of the Corporation and Subsidiaries

Part 7      --     Disputes and litigation pending against the Corporation and Subsidiaries

Part 8      --     Insurance of the Corporation and Subsidiaries

Part 9(a)   --     Exceptions to good title to the properties of the Corporation and Subsidiaries

Part 9(b)   --     Liens and financing statements filed on the properties of the Corporation and Subsidiaries

Part 10(a)  --     List of real property and real property leases of the Corporation and Subsidiaries

Part 10(b)  --     Violations by the Corporation and Subsidiaries with respect to their real properties

Part 11(a)  --     List of equipment and equipment leases of the Corporation and Subsidiaries

Part 11(b)  --     List of Property in need of repair

Part 12(a)  --     List of intangible personal property of the Corporation and Subsidiaries

Part 12(b)  --     Exceptions to exclusive ownership of the intangible personal property of the Corporation and Subsidiaries

Part 12(c)  --     List of claims or demands against intangible personal property, including intellectual property, of the Corporation and Subsidiaries

Part 13     --     List of agreements of the Corporation and Subsidiaries

Part 14(a)  --     List of indebtedness of the Corporation and Subsidiaries

Part 14(b)  --     List of guarantees of or by the Corporation and Subsidiaries

Part 15     --     Books and Records

Part 16     --     List of "employee benefit plans"

Part 17     --     Employee agreements of the Corporation and Subsidiaries

Part 18     --     Consents required in connection with this Agreement

Part 19     --     Environmental Matters

Part 20     --     Changes in the financial condition of the Corporation and Subsidiaries

Part 21     --     Prepayment penalties and charges on loan agreements

                            ASSET PURCHASE AGREEMENT


        THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of January 22, 1998, is entered into by and among StarTime Cinema, Inc., a Nevada corporation (the "CORPORATION"), F.S.A. Super Saver Cinemas No. 1, Ltd., a Texas limited partnership ("SUPER SAVER"), StarTime Properties, Inc., a Nevada corporation ("SPI"), the Trust formed by that certain Irrevocable Declaration of Trust under deed dated May 14, 1994 for the benefit of StarTime Cinema, Inc. (the "TRUST"), Lloyd Curley, an individual residing in Texas ("CURLEY"), SCI Acquisition Corp., a Delaware corporation ("PURCHASER") and, for certain limited purposes, Silver Cinemas, Inc., a Delaware corporation ("SILVER CINEMAS") and NationsBanc Capital Corporation, a Texas corporation ("NCC"). The Corporation, Super Saver and SPI are collectively referred to herein as "SELLERS."

                                R E C I T A L S:

        WHEREAS, Sellers own and operate two theaters described in Exhibit A attached hereto (the "FEE OWNED THEATERS") and operate certain other theaters described in Exhibit B attached hereto (the "LEASED THEATERS"), for the exhibition of motion pictures;

        WHEREAS, Sellers desire to sell and transfer, and Purchaser desires to purchase, certain of each Sellers' assets and liabilities related to the Fee Owned Theaters pursuant to the terms and subject to the conditions set forth in the Property Purchase Agreement (as hereinafter defined);

        WHEREAS, Sellers desire to sell and transfer, and Purchaser desires to purchase, certain of each Sellers' assets and liabilities related to the Leased Theaters pursuant to the terms and subject to the conditions set forth in this Agreement; and

        WHEREAS, Purchaser desires to obtain from each of the Corporation and Curley, and each of the Corporation and Curley is willing to deliver to Purchaser, an agreement not to compete with Purchaser.

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                            ARTICLE 1. - DEFINITIONS


        1.1. Defined Terms. The following terms used herein, unless the context otherwise requires, shall be defined as follows:


             1.1.1. "AAA" means the American Arbitration Association.


             1.1.2. "Act" means the United States Securities Act of 1933, as amended.

             1.1.3. "Affiliate" means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.


             1.1.4. "after due inquiry" means, with respect to any Person, that such Person has the obligation to affirmatively seek out information on the relevant subject matter from Curley, Bill Busby, Lois Hufnagel, Lynn Hunt, and all the District and City Managers of Super Saver and, whether or not such affirmative inquiry is made, such Person is deemed to have actual knowledge of all information that could have been reasonably obtained from the people listed above and the knowledge the people listed above is imputed to and deemed to be the actual knowledge of such Person.


             1.1.5. "Agreement" means this Asset Purchase Agreement, including the Schedule and any exhibits hereto.


             1.1.6. "Assignment and Assumption Agreements" has the meaning ascribed thereto in Section 6.1.1(g).


             1.1.7. "Assumed Liabilities" has the meaning ascribed thereto in
Section 2.8.


             1.1.8. "Balance Sheet" means in the case of the Corporation and any consolidated Subsidiary the audited consolidated balance sheet of the Corporation dated as of December 31, 1996 prepared and certified by the Corporation's Accountant.


             1.1.9. "Balance Sheet Date" means in the case of the Corporation and any consolidated Subsidiary, December 31, 1996.


             1.1.10. "Cash Flow Figures" has the meaning ascribed thereto in
Section 3.1.31.


             1.1.11. "Certificate" has the meaning ascribed thereto in Section 5.1.5.


             1.1.12. "Class B Shares" means the 88,235 shares of Series B Convertible Preferred Stock, $10.00 par value, of the Corporation.


             1.1.13. "Closing" has the meaning ascribed thereto in Section 2.10.


             1.1.14. "Closing Acceleration Conditions" means the conditions precedent to the modification of the definition of Theaters as set forth in clauses (i) and (ii) of Section 1.1.72 and all of the conditions precedent set forth in Article V (other than deliveries of instruments to be made at Closing).


             1.1.15. "Closing Date" has the meaning ascribed thereto in Section 2.10.


             1.1.16. "Commitments and Surveys" mean all title insurance commitments and all surveys requested by Purchaser with respect to any of the Theaters.


             1.1.17. "Continuing Contracts" means the oral agreement with Sweetheart Cups to produce printed cups for use in the Theaters and agreements relating to the operation and maintenance of the Property (excluding any film exhibition agreements), which are described on Exhibit C; provided that, on the Transfer Date, "Continuing Contracts" shall mean, and consist only of, those Continuing Contracts set forth on Exhibit C related to the Theaters and Property to be transferred on the Closing Date. Notwithstanding the foregoing, for the purposes of Section 3.1, "Continuing Contracts" shall mean the oral agreement with Sweetheart Cups to produce printed cups for use in the Theaters and agreements relating to the operation and maintenance of the Property (excluding any film exhibition agreements), which are described on Exhibit C.


             1.1.18. "Corporation" means StarTime Cinema, Inc., a Nevada corporation.


             1.1.19. "Corporation's Accountant" means Coopers & Lybrand LLP, the independent public accountants of the Corporation.


             1.1.20. "Curley" means Lloyd Curley.


             1.1.21. "Discount Tickets" means reduced admission tickets, group tickets or so-called other "discount tickets" useable for admission into any Theater, excluding free tickets issued in the ordinary course of business.


             1.1.22. "employee benefit plan" has the meaning ascribed to it in
Section 3.1.20.


             1.1.23. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


             1.1.24. "Escrow Agent" means the escrow agent under the Escrow Agreement.

             1.1.25. "Escrow Agreement" means the escrow agreement to be entered into by and among the Indemnitors and Purchaser, pursuant to Section 2.5 and attached hereto as Exhibit D.


             1.1.26. "Escrow Agreements" mean the Escrow Agreement and the Term Sheet Escrow Agreement.


             1.1.27. "Escrow Amount" has the meaning ascribed thereto in Section 2.5.


             1.1.28. "Estoppel Certificates" has the meaning ascribed thereto in
Section 4.1.14.


             1.1.29. "Fee Owned Theaters" has the meaning ascribed thereto in the Recitals.


             1.1.30. "GAAP" means those accounting principles and practices which are used in the United States and recognized as such by the American Institute of Certified Public Accountants or any successor institute, acting through its Accounting Principles Board or through the Financial Accounting Standards Board or through other appropriate boards or committees thereof applicable as of the date on which such principles are applied and which are applied on a consistent basis throughout the periods involved so as to fairly reflect the financial position, results of operations and operating cash flow on a consolidated basis of the Corporation and the Subsidiaries.


             1.1.31. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.


             1.1.32. "Impositions" means all real estate taxes, special and benefit assessments, sewer rents, water rates, personal property taxes, and all other taxes, assessments and charges of every kind, which may affect the Property or any part thereof by virtue of any present or future law of any governmental authority.


             1.1.33. "Indemnitors" means the Sellers and the Trust.


             1.1.34. "Insolvent" means (a) with reference to an entity other than a partnership, a financial condition such that the sum of such entity's debts is greater than all of such entity's property, at a fair valuation, exclusive of property transferred, concealed, or removed with intent to hinder, delay, or defraud such entity's creditors; and (b) with reference to a partnership, a financial condition such that the sum of such partnership's debts is greater than the aggregate of, at a fair valuation (i) all of such partnership's property, exclusive of property of the kind excluded in subparagraph (a) of this paragraph; and (ii) the sum of the excess of the value of each general partner's nonpartnership property, exclusive of property of the kind excluded in subparagraph (a) of this paragraph, over such partner's nonpartnership debts.

               1.1.35. "Intangible Property" means all intangible property now or on the Closing Date owned by any Seller which pertains solely to the Property, and specifically including all assignable business licenses, assignable warranties, choses in action (including claims against Seating Concepts, Inc. and/or its Affiliates), the Continuing Contracts (to the extent such are assignable), telephone exchange numbers (to the extent such are assignable), plans and specifications, blueprints, engineering information and reports, theater names, the tradenames "Super Saver Cinema" and "Budget Cinema" and governmental approvals.


             1.1.36. "knowledge" means, with respect to any Person (other than the Indemnitors), such Person's actual knowledge, and with respect to any one or more of the Indemnitors, the actual knowledge of Curley "after due inquiry" (as defined herein).


             1.1.37. "Leased Premises" means the premises leased pursuant to the Leases.


             1.1.38. "Leased Theaters" has the meaning ascribed thereto in the Recitals; provided that, on the Transfer Date, "Leased Theaters" shall mean, and consist only of, those theaters set forth on Exhibit B for which assignments of the related leases and any other consents or approvals have been obtained to transfer such assets to Purchaser if, and only if: (i) with respect to each such theater, 100% of the assignments of the related leases and any other consents or approvals have been obtained for the other theaters owned by Sellers in the same market as identified on Exhibit B in which such theater is located and (ii) the aggregate "Purchase Price Determination" as set forth on Exhibit B from all theaters described in clause (i) exceeds $12,229,500. Notwithstanding the foregoing, for the purposes of Section 3.1, "Leased Theaters" shall mean all the theaters set forth on Exhibit B.


             1.1.39. "Leasehold Improvements" means all right, title and interest of any Seller in and to the Leasehold Interests, and improvements thereto of any kind and description now, or on the Closing Date, located on or which are a part of the Leased Premises.


             1.1.40. "Leasehold Interests" means all the interests, estates, rights, privileges, titles, easements, options and appurtenances owned and in any way pertaining to any Seller as tenant under the Leases.


             1.1.41. "Leases" means the leases for the Leased Theaters and all amendments and modifications thereof, all of which are described on Exhibit E attached hereto; provided that, on the Transfer Date, "Leases" shall mean, and consist only of, those Leases set forth on Exhibit E for which assignments of the leases and any other consents or approvals have been obtained to transfer such assets to Purchaser if, and only if, with respect to each such lease, 100% of the assignments of the leases and any other consents or approvals have been obtained for the other theaters owned by Sellers in the same market as identified on Exhibit B in which the theater related to such lease is located and (ii) the aggregate "Purchase Price Determination" as set forth on Exhibit B from all theaters related to the leases described in clause (i) exceeds $12,229,500. Notwithstanding the foregoing, for the purposes of Section 3.1 (and the definitions of "Leased Premises," "Leasehold Improvements," "Leasehold Interests," "Personal Property" and "Intangible Property" as such terms are used in

Section 3.1) shall mean all the leases for the Leased Theaters and all amendments and modifications thereof, set forth on Exhibit E.


               1.1.42. "Lien" means any mortgage, deed of trust, lien, pledge, charge, adverse claim, security interest or encumbrance of any nature whatsoever.


             1.1.43. "Loss" has the meaning ascribed thereto in Section
4.1.12(b).


             1.1.44. "Lyco" means Lyco Financial, Inc., a Texas corporation.


             1.1.45. "NCC" means NationsBanc Capital Corporation, a Texas corporation.


             1.1.46. "Noncompetition Agreement" has the meaning ascribed thereto in Section 2.9.


             1.1.47. "Noncompetition Fees" has the meaning ascribed thereto in
Section 2.9.


             1.1.48. "Noncompliance Circumstance" has the meaning ascribed thereto in Section 4.2.3.


             1.1.49. "Owner-Operated Theater" means those theaters listed on Exhibit B the leases for which are not being transferred and assigned to Purchaser on the Closing Date.


             1.1.50. "Permitted Liens" means (a) liens, taxes and Impositions due and payable after the Closing Date which are prorated pursuant to Section
2.4 and (b) the Permitted Title Exceptions.


             1.1.51. "Permitted Title Exceptions" means (a) all matters reflected in the Commitments and Surveys and (b) landlord liens; and taxes and assessments which are to be prorated between Purchaser and Sellers pursuant to
Section 2.4 of this Agreement.


             1.1.52. "Person" means an individual, corporation, association, partnership, proprietorship, joint venture or other entity.


             1.1.53. "Personal Property" means all tangible personal property now or on the Closing Date owned (but excluding tangible personal property disposed of in the ordinary course of business) by any Seller or located at or used in the operation of the Leased Premises, including, but not limited to, any supplies, service and concession equipment, heating, ventilating and cooling equipment, fixtures, inventory, cleaning equipment and supplies, alarm systems, screens, projection equipment, theater seats, cash registers, display cases, acoustical wall panels, sound systems, speakers, office equipment and desks, popcorn poppers and storage bins, linoleum, carpets, drapes, laundry tubs and trays, washers, dryers, ice boxes, refrigerators, heating units, stoves, ovens, water heaters, incinerators, furniture and furnishings, signs, poster boxes, soda dispensers, Theater stationery and items with Theater logos and communication systems, now or on the Closing Date affixed or attached to or placed upon or used in connection with the operation of any of the Theaters; provided, however, that Personal Property shall not include (a) accounts receivable, (b) cash (other than petty cash located at the Theaters at Closing) and cash equivalents (including certificates of deposit, commercial paper, and investments in securities) on hand or in banks, (c) the projection television located in the Green Bay, Wisconsin Theater and (d) office equipment currently used in El Paso, Texas.


             1.1.54. "Property" means the rights of the Sellers under the Leases and the Continuing Contracts, the Leasehold Interests, the Leasehold Improvements, the Personal Property and Intangible Property and all other properties, assets and rights, tangible and intangible, owned by Sellers and not otherwise included as Property that are necessary to perform, enforce or realize the full benefits of the rights of the Sellers under the Leases and Continuing Contracts, the Leasehold Interests, the Leasehold Improvements, the Personal Property and the Intangible Property.


             1.1.55. "Property Purchase Agreement" means that certain Property Purchase Agreement by and among certain parties hereto and certain other parties that are signatories thereto and dated as of the date hereof related to the purchase of the Fee Owned Theaters.


             1.1.56. "Proration Period" means the tax fiscal year in which the Closing Date occurs.


             1.1.57. "Purchase Price" means the difference between (i) the sum of (y) $16,206,000 plus (z) any increase in the Purchase Price as a result of the adjustments provided for in Section 2.4, less (ii) the sum of: (A) the Escrow Amount and (B) any decrease in the Purchase Price as a result of the adjustments provided for in Section 2.4.


             1.1.58. "Purchaser" means SCI Acquisition Corp., a Delaware corporation.


             1.1.59. "Purchaser Indemnitees" has the meaning ascribed thereto in
Section 4.1.12(b).


             1.1.60. "Put Agreement" means that certain Put Agreement as of the date hereof between Purchaser and Super Saver a form of which is attached hereto as Exhibit F related to an option of Super Saver to assign the lease relating to the Forest Fair theater and the rights of Super Saver under that certain management contract relating to the Eastgate (Cincinnati, Ohio) theater to Purchaser at a price to be calculated pursuant to the terms of such Put Agreement.

             1.1.61. "Related Parties" means, with respect to a Person, such Person's officers, directors, assignees designated as a Related Party in writing by such Person and controlled Affiliates.


             1.1.62. "Schedule" means the Disclosure Schedule executed and delivered by the Indemnitors to Purchaser at or prior to the date of this Agreement and made a part hereof.


             1.1.63. "Sellers" has the meaning ascribed thereto in the preamble.


             1.1.64. "Silver Cinemas" means Silver Cinemas, Inc., a Delaware corporation.


             1.1.65. "SPI" means StarTime Properties, Inc., a Nevada corporation.


             1.1.66. "StarTime Indemnitees" has the meaning ascribed thereto in
Section 4.2.4(a).


             1.1.67. "Stock Purchase Agreement" means the Stock Purchase Agreement between the Corporation and NCC dated August 15, 1994.


             1.1.68. "Subsequent Closing Date" has the meaning ascribed thereto in Section 2.11.


             1.1.69. "Subsidiary" or "Subsidiaries" means all corporations (including SPI), partnerships (including Super Saver), associations, joint ventures or other Persons (including the Trust) of which the Corporation or any other Subsidiary owns not less than twenty percent (20%) of the voting securities or other equity, but specifically excludes StarTime Entertainment - Georgia L.L.C. and any other entity that (i) relates solely to the Roswell, Georgia operations and (ii) neither owns nor has owned any of the Property or any of the Property (as defined in the Property Purchase Agreement).


             1.1.70. "Super Saver" means F.S.A. Super Saver Cinemas No. 1, Ltd., a Texas limited partnership.


             1.1.71. "Tax Returns" has the meaning ascribed thereto in Section 3.1.7(a).


             1.1.72. "Term Sheet Escrow Agreement" means that certain escrow agreement dated July 31, 1997 by and among the Corporation, Silver Cinemas and Norwest Bank El Paso, a national banking association, as escrow agent.


             1.1.73. "Theaters" means a collective reference to the 26 locations consisting of 196 screens for the exhibition of motion pictures as specially set forth on Exhibit B; provided that, on the

Transfer Date, "Theaters" shall mean, and consist only of, those theaters set forth on Exhibit B for which assignments of the related leases and any other consents or approvals have been obtained to transfer such assets to Purchaser if, and only if: (i) with respect to each such theater, 100% of the assignments of the related leases and any other consents or approvals have been obtained for the other theaters owned by Sellers in the same market as identified on Exhibit B in which such theater is located and (ii) the aggregate "Purchase Price Determination" as set forth on Exhibit B from all theaters described in clause
(i) exceeds $12,229,500. Notwithstanding the foregoing, for the purposes of
Section 3.1, "Theaters" shall mean all the theaters set forth on Exhibit B.


             1.1.74. "Title Insurance Fees" has the meaning ascribed thereto in
Section 2.4(a)(i).


             1.1.75. "Transaction Documents" means this Agreement, the Property Purchase Agreement, the Assignment and Assumption Agreements, the Estoppel Certificates, the Bill of Sale, the Escrow Agreements, the Noncompetition Agreements, the Put Agreement, the Mutual Release and any exhibits or schedules related thereto.


             1.1.76. "Transfer Date" means a date (a) upon which the Closing Acceleration Conditions are satisfied and fulfilled or, if permissible, waived by the relevant party and (b) which is the earlier of: (i) February 26, 1998 or
(ii) such date not later than March 27, 1998 as Purchaser may determine.


             1.1.77. "Trust" means the trust formed by that certain Irrevocable Declaration of Trust under deed dated May 14, 1994 for the benefit of StarTime Cinema, Inc.



                   ARTICLE 2. - PURCHASE AND SALE OF PROPERTY


        2.1. Agreement to Sell and Purchase. On the terms and subject to the conditions of this Agreement, on the Closing Date, the Sellers agree to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase from Sellers, all of the Property.


        2.2. Purchase Price. At Closing, Purchaser shall pay and deliver in immediately available funds by wire transfer, pursuant to wiring instructions delivered by Sellers at least two days prior to the Closing, the Purchase Price as follows:


NCC $3,000,000 plus accrued but unpaid dividends on the Class B Shares

Norwest Bank        An amount equal to the product of (i) the indebtedness
El Paso, N.A.       outstanding at Closing multiplied by (ii) a fraction, the
                    numerator of which is the total Purchase Price payable on the Closing Date and the denominator of which is the total
                    Purchase Price payable on the Closing Date if 100% of the Theaters listed on Exhibit B and their related assets were transferred at Closing to Purchaser (exclusive of prorations and adjustments described in Section 2.4(a)(v) - (vii) and
                    Section 2.4(b) - (h))


Super Saver         As allocated on Exhibit G with respect to the Theaters and their related assets being transferred at Closing

Corporation         The remainder of the Purchase Price


        The payment to NCC pursuant to this Section 2.2 shall be against delivery of the Class B Shares together with the certificates representing the same and duly executed stock powers transferring such Class B Shares to the Corporation.


        2.3. Purchase Price Allocation. The Purchase Price will be allocated to the Property as shown on Exhibit G, and each of the parties hereto shall report this transaction for federal and, to the extent applicable, state and local income tax purposes in accordance with the allocation shown on Exhibit G. Purchaser and Sellers shall not take any position on any tax return inconsistent with such allocation. Purchaser and Sellers shall prepare and timely file all such reports and returns as may be required by Section 1060 of the Code to report such allocation. The obligations set forth in this Section 2.3 shall survive the Closing.


        2.4. Purchase Price Adjustments.

             (a) The Purchase Price payable at Closing shall be adjusted as follows:

             (i) downward by the amount of 50% of title insurance fees, premiums and expenses incurred in connection with the procurement of title insurance policies pursuant to Section 4.1.15 hereof up to the difference between (A) $32,500 minus (B) actual adjustments to the purchase price(s) previously paid pursuant to the Property Purchase Agreement and the Put Agreement in respect of title insurance fees, premiums and expenses (the "TITLE INSURANCE FEES");

             (ii) upward in accordance with Section 4.2.3 up to a maximum of $25,000;

             (iii) upward by the sum of the amounts noted in the memorandums listing the costs of certain improvements and betterments signed by both the Corporation and Purchaser at or prior to Closing, a form of which is attached hereto as Exhibit H;


             (iv) downward, in the event that all the theaters listed on Exhibit B are not being transferred on the Closing Date, by the sum of the amounts set forth in Exhibit B under the column heading "Purchase Price Determination" for each theater and its related assets in such Exhibit that is not being transferred on the Closing Date;


             (v) upward for any security deposits held by lessors under the Leases and the Sellers' petty cash at each Theater;

             (vi) upward by a cash amount equal to Sellers' cost for all inventory; and

             (vii) downward by the sum of the cash values of accrued vacations assumed by Purchaser, if any, of employees hired at Closing by Purchaser, which values will be set forth on an exhibit to be attached hereto mutually agreed upon by the Corporation and Purchaser.

             (b) The following items affecting the Property shall be apportioned, adjusted or otherwise accounted for as provided below between the Sellers and Purchaser as of the Closing Date on the basis of the actual number of days elapsed (except as expressly provided below) from the first day of any applicable period to the Closing Date:

             (i) subject to paragraph (e) of this Section 2.4, rent, additional rent, common area maintenance, taxes and insurance and any other charges payable by the tenant under the Leases as follows:

                    (1) any charges payable on a monthly basis (whether or not subject to year end adjustment) shall be prorated for the month in which the Closing Date shall occur and any year end adjustment thereof shall be paid by, or the refund from the lessor paid to, Sellers and Purchaser in proportion to the aggregate amount of their respective payments thereof made by Sellers prior to the Closing Date and by Purchaser after the Closing Date, and

                    (2) Impositions under the Leases not payable monthly but
             payable in full after the Closing at the end of a lease year or tax fiscal year, as provided in the respective Leases, shall be prorated as of the Closing Date, and each Seller will pay Purchaser such Seller's share thereof within 15 days after Purchaser furnishes such Seller the billing and substantiation thereof received from each respective lessor or Purchaser will pay to each Seller such Seller's share of a refund or reduction thereof within 15 days after Purchaser receives the payment or credit thereof from each respective lessor; provided, however, that Purchaser will obtain the Corporation's consent, not to be unreasonably withheld, if Purchaser will obtain benefits which are not prorated between the Sellers and Purchaser in connection with settling disputes regarding charges that will be so prorated; and

             (ii) payments owing or paid by the Sellers under the Leases to merchants' associations or similar promotional organizations.

             (c) general real property taxes and other Impositions imposed upon or assessed against the Property (and not otherwise payable by any Seller as tenant under the Leases directly to the lessors thereunder or payable by such lessors without any obligation of payment on the part of such Seller) shall be remitted to the collecting authorities by such Seller if the same are due and payable on or before the Closing Date, and by Purchaser if due and payable thereafter; provided, however, that such real property taxes and other Impositions imposed upon or assessed against the Property for the Proration Period shall be apportioned and prorated between the Sellers and Purchaser on and as of the Closing Date with Purchaser bearing the expense of that proportion of such Impositions that the number of days in the Proration Period following, and including the Closing Date bears to 365 and, to the extent not theretofore paid by a Seller, each Seller will pay Purchaser such Seller's share thereof within 15 days after Purchaser furnishes such Seller the billing and substantiation thereof received from the collecting authorities and provided further, that such Seller shall be entitled to likewise participate on a prorata basis in any refund, credit or reduction of such taxes or other Impositions.

             (d) Sellers shall pay all utility costs in respect of the Leased Premises (except to the extent the lessors are liable therefor under the Leases or such costs are a part of a lease charge to be prorated pursuant to clause (i) of paragraph (b) of this Section 2.4) incurred prior to the Closing Date, and those incurred thereafter shall be paid by Purchaser. If the utility charges for the last utility period cannot be ascertained on the Closing Date, then at such subsequent date as all utility bills for such utility period have been obtained, the parties shall promptly pay their respective prorated amounts. Any deposits of any Seller held by utility companies shall be paid to such Seller at Closing by Purchaser, and Purchaser shall be responsible for making its own deposits with the utility companies. Sellers shall cooperate with Purchaser to make an orderly transition of utilities to Purchaser without interruption of utility service; provided however, that nothing herein shall obligate Sellers to incur utility costs after the Closing Date or maintain utility deposits after the Closing Date.

             (e) With respect to any percentage rent (as defined in the respective Leases) or similar form of rent payment based upon gross receipts payable under the Leases for the applicable period thereunder during which the Lease assignments occur, the percentage rent (taking into account any and all applicable credits or adjustments) shall be prorated between the Purchaser and each Seller such that each party shall pay when due that percent of the total percentage rent payable which equals such party's respective gross receipts (as defined in the respective Leases) divided by the total gross receipts for such period.

             (f) Each Seller and Purchaser also shall make such other adjustments or apportionments with respect to the Property as may be necessary to carry out the intention of the parties hereto so that Purchaser shall not be liable for matters accruing or occurring prior to the Closing Date and that none of the Sellers shall be liable for matters accruing or occurring from and after the Closing Date and that Sellers shall bear all of the expenses and burdens, and shall be entitled to all of the benefits and income (including any tax refunds or adjustments), of and from ownership of the Property or operation of the Theaters prior to the Closing Date and Purchaser shall bear all such expenses and burdens and shall be entitled to all such benefits and income of and from ownership of the Property and operation of the Theaters from and after the Closing Date.

             (g) The foregoing prorations shall be determined and payment made from Purchaser to a Seller or from a Seller to Purchaser, as the case may be, on the Closing Date using figures for such charges currently being paid or charges from the preceding year if actual figures are not available. Any adjustments to such prorations shall be determined as soon as reasonably practicable after the Closing Date. When actual figures for such charges become available, Purchaser shall provide each Seller with all year end reports from the applicable landlord and a corrected and definitive proration of such charges shall be promptly made. In the event that such net charges for the year of Closing exceed the amount estimated in such provisional proration, each Seller shall pay Purchaser such Seller's prorata net shares of the amount by which the actual charges exceed the estimated charges. Similarly, in the event that such net charges from the year of Closing are less than the amount estimated in such provisional proration, Purchaser shall pay each Seller such Seller's prorata net share of the amount by which the estimated charges exceeded the actual charges. Such payments by a Seller or Purchaser, as the case may be, shall be made within thirty (30) days of receipt of such actual figures for such charges and substantiation thereof received from each charging party.

             (h) Discount Tickets and gift certificates issued by any Seller prior to the Closing Date and presented by customers for admission to the Theaters on or after the Closing Date shall be honored by Purchaser. Purchaser shall (and hereby covenants and agrees to) be bound by all free admission passes distributed prior to the Closing Date by any Seller or such Seller's authorized agents to third parties. Sellers shall be required to promptly reimburse Purchaser for any Discount Tickets or gift certificates on a quarterly basis upon presentation of such Discount Tickets or gift certificates; provided that in no event shall Seller be required to reimburse Purchaser for Discount Tickets or gift certificates presented to Seller after January 31, 1999.


        2.5. Escrow Agreement. At Closing, Purchaser shall deposit Five Hundred Thousand Dollars ($500,000) in immediately available funds in escrow (the "Escrow Amount") to be released to the Sellers pursuant to the terms of the Escrow Agreement, subject to the right of Purchaser to offset against the Escrow Amount pursuant to Section 2.6 and to the provisions of the Escrow Agreement.



        2.6. Offsets Against the Escrow Amount and Future Payments. Purchaser shall be entitled to offset against the Escrow Amount or any amounts payable pursuant to Section 2.11 for any liability of the Indemnitors to Purchaser pursuant to the provisions of Section 2.4 or "finally determined" under Section
4.1.12 hereof. Any amounts offset pursuant to the provisions of this Section 2.6 shall be deducted from the Escrow Amount or the amounts payable pursuant to
Section 2.11. Any amounts required to be paid pursuant to the Escrow Agreement or Section 2.11 may be withheld from the date of notification of any claim by Purchaser for indemnification pursuant to Section 4.1.12 hereof until resolution of such claim. Amounts in excess of Purchaser's claims for offset on the date of any payment pursuant to the Escrow Agreement or Section 2.11 shall be paid to Sellers. Any amount released from the Escrow Agreement whether to the Sellers, or to Purchaser as an offset, shall include the interest accrued thereon.


        2.7. Sellers' Performance At and After Closing. Each Seller hereby covenants and agrees that at or after the Closing, as required, such Seller shall:

             (a) at the request of Purchaser, take all action reasonably necessary to put Purchaser in actual possession of the Property, and execute and deliver such further instruments of conveyance, sale, transfer and assignment, and take such other action (including the filing of any UCC-3s) as may be reasonably necessary to transfer to Purchaser any of the Property and confirm the title of Purchaser to the Property subject to Permitted Title Exceptions. Further, after Closing, should such Seller be a necessary party in order for Purchaser to exercise its rights with respect to the Property, such Seller will take reasonable efforts, at Purchaser's expense, to assist Purchaser therein;

             (b) for a period of four years following the Closing Date, provide Purchaser access to any operating records, accounting records, correspondence, memoranda, and other records and data relating to the ownership or operation of the Property, which are in such Seller's possession;

             (c) subject to Section 4.1.12, indemnify and hold Purchaser harmless from all charges or liabilities, other than the Assumed Liabilities, incurred by such Seller prior to the Closing Date relating to the Property; and

             (d) transfer or deliver to Purchaser any and all cash remittances or property such Seller receives in respect of the Property to the extent that such receipts are in respect of a period after the Closing.


         2.8. Purchaser Does Not Assume Any of Sellers' Liabilities or Obligations Except for the Assumed Liabilities. Each Seller, at Closing, will transfer all of the Property to Purchaser free and clear of any and all Liens except for (each of the following items collectively referred to as the "Assumed Liabilities"):


             (a) obligations and liabilities of such Seller initially arising, and related solely to the period, after the Closing Date under and relating to the Leases and the Continuing Contracts which are assigned to Purchaser and included in the Property;

             (b) Permitted Title Exceptions;

             (c) Permitted Liens; and

             (d) That portion of the prorated items arising post-Closing for which the Purchaser has agreed to pay in Section 2.4 hereof.

        Except as expressly set forth herein, Purchaser shall not assume any other obligations or liabilities of any Seller or of such Sellers' businesses or any liabilities (including contingent liabilities) attendant to, or arising from or relating to the ownership of, any of the Property which may have occurred prior to the Closing or any liabilities arising from or related to actions taken or omitted under the Property and subject to Section 4.1.12 each Seller shall indemnify Purchaser with respect to such Seller's liabilities.


        2.9. Noncompetition Agreement. Subject to the terms and conditions set forth herein, each of the Corporation and Curley shall execute and deliver at Closing a noncompetition agreement substantially in the form attached hereto as
Exhibit I (each a "Noncompetition Agreement"). In consideration for the Noncompetition Agreements to be executed and delivered by the Corporation and Curley to the Purchaser, Purchaser shall pay fees (the "Noncompetition Fees") on the Closing Date in immediately available funds to the Corporation and Curley in the amount of $50,000 and $144,000, respectively.


        2.10. Closing. Unless this Agreement is terminated and the transactions contemplated herein abandoned pursuant to Section 7.1 and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article V, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place (i) at the offices of C. Michael Ginnings, El Paso, Texas, at 11:00 A.M. local time on a date to be specified by Purchaser and Sellers, but the Closing shall take place on, excluding March 6, 1998, the first Friday (and be effective as of the close of business on the previous day) four business days after the Transfer Date or (ii) at such other time and place as Purchaser and the Corporation shall agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

        2.11. Subsequent Closings. Subject to Closing, Purchaser shall purchase, and Sellers shall sell, the rights of Sellers under the applicable lease for each Owner-Operated Theater on a date (each a "Subsequent Closing Date") within five business days of the date when, with respect to each such Owner-Operated Theater, 100% of the assignments of the leases and any other consents or approvals (including a Memorandum of Lease) have been obtained for such Owner-Operated Theater and the other Owner-Operated Theaters owned by Sellers in the same market as identified on Exhibit B in which such Owner-Operated Theater is located at a purchase price equal to the aggregate "Purchase Price Determination" as set forth on Exhibit B for all the Owner-Operated Theaters being transferred on each such Subsequent Closing Date (less applicable adjustments, if any, as provided for in Section 2.4 or any offsets as provided in Section 2.6); provided however, Purchaser shall not have any obligation to purchase, and Sellers shall not have any obligation to sell, any Owner-Operated Theaters after December 31, 1998. As of the date hereof, each Subsequent Closing Date and any relevant subsequent dates, the Owner-Operated Theaters being transferred on such Subsequent Closing Date shall be deemed to be included within the definitions of "Theaters" and "Leased Theaters" and the leases related to such Owner-Operated Theaters shall be deemed to be included within the definition of "Leases" for all applicable purposes hereunder including, but not limited to, Indemnitors' covenants contained in Section 4.1 (including, but not limited to, indemnification under Section 4.1.12). In addition, each Subsequent Closing Date shall be deemed to be a "Closing Date" for all purposes hereunder. Purchaser shall grant to Seller at the Closing a perpetual (except as provided herein) license to use the tradenames "Super Saver Cinema" and "Budget Cinema" (i) at the Owner-Operated Theaters until the Subsequent Closing Date; if ever, related to such Owner-Operated Theater and (ii) at the theaters subject to the Put Agreement until the date, if ever, such theaters are transferred to Purchaser.

        Notwithstanding anything in this Agreement to the contrary, conditions precedent to the obligations of the Purchaser to consummate the purchase of any Owner-Operated Theater on any Subsequent Closing Date shall include (i) Indemnitors' representations and warranties being true and correct as of the date hereof and as of the Closing Date, (ii) Indemnitors' representations and warranties contained in Sections 3.1.1, 3.1.2, 3.1.3, 3.1.6(d), 3.1.6(h),
3.1.6(i), 3.1.6(j), 3.1.6(p), 3.1.6(q), 3.1.10, 3.1.11, 3.1.12, 3.1.23, 3.1.25
and 3.1.30 being true and correct as of the date as of the date of such Subsequent Closing Date with respect to the Owner-Operated Theaters and their related assets being transferred on such Subsequent Closing Date, (iii) the Owner-Operated Theaters and their related assets being transferred on such Subsequent Closing Date being in as good of operating condition as of such Subsequent Closing Date as on the Closing Date, (iv) delivery of the items required by Section 6.1.1(a), (b), (c), (d) except clause (ii), (g), (h), (j),
(k), (m) and (n) and (v) delivery of the purchase price described in this
Section 2.11 less any adjustments or offsets.


                   ARTICLE 3. - REPRESENTATIONS AND WARRANTIES


        3.1. Joint and Several Representations and Warranties of the Sellers and the Indemnitors. To induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers and the Indemnitors, jointly and severally, represent and warrant, as of the date hereof, as follows:


             3.1.1. Corporate Existence and Authority. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. It has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. The Corporation is qualified to do business as a foreign corporation and is in good standing in each state, nation or other jurisdiction listed on Part 1 of the Schedule, being each state, nation or other jurisdiction wherein the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary.


             3.1.2. Subsidiaries. Part 2 of the Schedule lists each and every Subsidiary and the Subsidiary's form of business organization, state of incorporation or other organization, number of shares or nature and extent of interests outstanding, and the number of shares or extent of interests outstanding owned by the Corporation or each Subsidiary. Each Subsidiary, other than Super Saver and the Trust, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. Super Saver is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite partnership power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. The Trust is a trust duly formed and validly existing under the laws of the State of Texas and has all requisite trust power, franchises, licenses, permits and authority to own its properties and assets and to carry on its business as it has been and is being conducted. Each Subsidiary is qualified to do business in the respective states, nations and other jurisdictions listed on Part 2 of the Schedule, being each state, nation or other jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business conducted by it makes such qualification necessary. Except as indicated on Part 2 of the Schedule, each Subsidiary is a consolidated Subsidiary for the purposes of the Balance Sheet and the financial statements referred to in Section 3.1.4 hereof.


             3.1.3. Execution of Agreement. Except as disclosed in Part 3 of the Schedule, the execution and delivery of this Agreement and the other Transaction Documents by the each of the Indemnitors does not, and the consummation by each of the Indemnitors of the transactions contemplated hereby and thereby will not:
(a) violate, conflict with, modify or cause any default under or acceleration of (or give any party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, certificate of incorporation, bylaw, Lien, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law, rule, regulation or any other restriction of any kind or character to which any of the Indemnitors is a party or by which any of them or any of their properties is bound (including the Stock Purchase Agreement); (b) result in the creation of any Lien on any property or asset (whether real, personal, mixed, tangible or intangible), right, contract, agreement or business of the Indemnitors; (c) violate any law, rule or regulation applicable to the Indemnitors or the Indemnitors or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on the Indemnitors or any of their respective activities.


               3.1.4. Financial Statements. Attached as Exhibit J hereto are the following financial statements: (a) the consolidated financial statements of the Corporation and the Subsidiaries (including, without limitation, statements of earnings, balance sheets as of the Balance Sheet Date and statements of changes in financial position, statements of stockholders' equity, and all notes relating thereto for the fiscal year then ended), which financial statements have been audited and certified by the Corporation's Accountants; (b) the consolidated financial statements of the Corporation and the Subsidiaries, for the ten (10) months ended October 31, 1997, which financial statements shall have been certified by the chief financial officer of the Corporation and are in the form normally prepared by such officer for presentation to the board of directors of the Corporation; and (c) the Balance Sheet. To the Indemnitors' knowledge, all of the financial statements referred to in this Section 3.1.4 present fairly the financial condition of the Corporation and the Subsidiaries and the results of their operations at the dates and for the periods covered thereby. Such financial statements have been prepared in conformity with GAAP, except as otherwise expressly disclosed in such financial statements. For the periods covered by the financial statements referred to in subsections (a), (b) and (c) of this Section 3.1.4, neither the Corporation nor any Subsidiary had any material nonrecurring items of income.


               3.1.5. Absence of Certain Liabilities. To the Indemnitors' knowledge, as of the Balance Sheet Date, the Corporation and the Subsidiaries had no liabilities or obligations of any nature (whether absolute, accrued, contingent, due or to become due) except as and to the extent reflected and fully reserved against in the Balance Sheet other than those liabilities and obligations set forth on Part 4 of the Schedule and, except as disclosed in Part 4 of the Schedule, since the Balance Sheet Date, the Corporation and Subsidiaries have incurred no liabilities or obligations of any nature other than in the ordinary course of business and consistent with past practice.


             3.1.6. Absence of Changes. Except as expressly provided in this Agreement or as set forth on Part 5 of the Schedule in alphabetical order corresponding to the following subsections, since the Balance Sheet Date there has not been:


               (a) Any change or aggregate of changes known to the Indemnitors in the condition (financial or otherwise), business, operations, liquidity, property, assets, liabilities, obligations or prospects of the Corporation and Subsidiaries resulting in a reduction of five percent (5%) of the net worth of the Corporation;


               (b) Any merger, consolidation or statutory share exchange or agreement to merge, consolidate or enter into a statutory share exchange by the Corporation or any Subsidiary with another Person, or any purchase of or investment in or agreement to purchase or invest by the Corporation or any Subsidiary in the business of another Person;

               (c) Any amendment to the Articles of Incorporation, Certificate of Incorporation, partnership agreement or Bylaws of the Corporation or any Subsidiary;

               (d) Any General Increase in the compensation or rate of compensation payable or to become payable to any of their hourly employees or salaried employees ("GENERAL INCREASE" for purposes hereof shall mean any increase applicable to a class or group of employees and does not include increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof);

               (e) Any mortgage, pledge or other subjection to any Lien or option of any property, asset, right or business of the Corporation or any Subsidiary, other than (i) Liens for taxes not yet due and payable,
        (ii) any continuing statutory landlord's Lien for rent not yet due and payable, (iii) those incurred in the ordinary course of business and
        (iv) those identified on Part 5 of the Schedule;

               (f) Any incurrence of any indebtedness, obligations or liabilities (whether absolute, accrued, contingent, known or unknown, due or to become due) by the Corporation or any Subsidiary except (i) those arising in the ordinary course of business and consistent with past practice outstanding when all such indebtedness, obligations and liabilities are aggregated or (ii) those to be paid in full on or before Closing;

               (g) Any assumptions, guarantees or endorsements by the Corporation or any Subsidiary of the obligations of any Person, except
        (i) in the ordinary course of business and consistent with past practice or (ii) those to be paid in full on or before Closing;

               (h) Any actions taken or transactions entered into by the Corporation or any Subsidiary involving the Theaters and more than $12,500 per Theater, other than in the ordinary course of business and consistent with past practice, or any capital expenditures or commitments therefor in excess of $12,500 per Theater; in each case, other than indebtedness, obligations or liabilities allowed for in paragraph (f) above;

               (i) Any creations, renewals, changes or terminations, or any notice of any proposed renewal, change or termination of any Continuing Contract or any contract by which the Property is bound;

               (j) To the Indemnitors' knowledge, any action or inaction which has caused or will cause a breach or default in any contract, agreement, obligation, lease or license to which the Corporation or any Subsidiary is a party or by which the Corporation or any Subsidiary or their property is bound and which is being assumed by Purchaser pursuant hereto;

               (k) Any sale, assignment, lease, abandonment or other disposition by the Corporation or any Subsidiary of any real property, or any sale, assignment, transfer, license, lapse, or other disposition by the Corporation or any Subsidiary of any trademark, trade name, copyright (or pending application for any trademark or copyright), or other intangible asset;

               (l) Any sale, assignment or transfer of any contract, agreement, lease, or asset by the Corporation or any Subsidiary, except in the ordinary course of business and consistent with past practice;

               (m) To the Indemnitors' knowledge, any violation by the Corporation or any Subsidiary of, or any charge against the Corporation or any Subsidiary for alleged violations of, any governmental laws, rules, regulations or standards, including, without limitation, unlawful employment practices, occupational health and safety standards, and environmental control standards;

               (n) To the Indemnitors' knowledge, any labor dispute, or threat of a labor dispute, or any attempt or threat of any attempt by a union to organize any employees of the Corporation or any Subsidiary who are not now covered under an existing union or collective bargaining agreement;

               (o) Any material failure by the Corporation or any Subsidiary to replenish inventories and supplies in a normal and customary manner consistent with prior practice; any purchase commitment by the Corporation or any Subsidiary in excess of the normal, ordinary and usual requirements of business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the Corporation's or any Subsidiary's business;

               (p) Any arrangement for Discount Tickets or other similar arrangements (excluding free passes in the ordinary course of business); or

               (q) Any significant action taken or transaction entered into by the Corporation or any Subsidiary other than in the ordinary course of business, which do or could result in material indebtedness or material liability (including contingent liability) after Closing.


             3.1.7. Taxes. Except as set forth on Part 6 of the Schedule in alphabetical order corresponding to the following subsections:

               (a) The Corporation and Subsidiaries have duly filed all required federal, state, local and other tax returns, notices and reports (including, without limitation, income, property, sales, use, franchise, capital stock, excise, value added, employees' income withholding, social security and unemployment tax returns, notices and reports) heretofore due (collectively the "TAX RETURNS"), and all such Tax Returns are correct, accurate and complete in all material respects;

               (b) All deposits required to be made by the Corporation and Subsidiaries with respect to any tax (including, without limitation, estimated income, franchise and employee withholding taxes) have been duly made;

               (c) No audits of the Tax Returns of the Corporation and Subsidiaries are currently being conducted or are currently pending by the United States Internal Revenue Service or any other taxing authority;

               (d) All taxes, assessments, fees, penalties, interest and other governmental charges with respect to each of the Corporation and Subsidiaries which have become due and payable by the Balance Sheet Date have been paid in full or adequately reserved against on the Balance Sheet, and all taxes, assessments, fees, penalties, interest and other governmental charges which have become due and payable subsequent to the Balance Sheet Date have been paid in full or adequately reserved against on its books of account and the amounts reflected on the Balance Sheet and such books are sufficient for the payment of all unpaid federal, state, local, foreign and other taxes, fees and assessments (including, without limitation, income, property, sales, use, franchise, capital stock, excise, value added, employees' income withholding, social security and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods prior thereto;

               (e) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the Corporation or any Subsidiary, nor are there any actions, suits, proceedings, investigations or claims now pending against the Corporation or any Subsidiary in respect of any tax or assessment, or any matters under discussion with any federal, state, local or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and, to the Indemnitors' knowledge, there is no basis for the assertion of any additional taxes or assessments against the Corporation or any Subsidiary; and

               (f) Neither the Corporation nor any Subsidiary has ever filed a consent pursuant to Section 341(f) of the United States Internal Revenue Code.

               3.1.8. Disputes and Litigation. Except as noted on Part 7 of the
Schedule: (a) there is no suit, action, litigation, proceeding, investigation, claim, complaint or accusation pending or, to the Indemnitors' knowledge, threatened against or affecting the Corporation or any Subsidiary or any of their properties, assets or business or to which the Corporation or any Subsidiary is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and no facts are known by the Corporation or any Subsidiary which are reasonably likely to give rise to any such suit, action, litigation, proceeding, investigation, claim, complaint or accusation; (b) there is no pending or, to the Indemnitors' knowledge, threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect the Corporation or any Subsidiary or any of their properties, assets or businesses, and the Indemnitors or the Corporation do not know, and have no reasonable grounds to know, of any basis for any such change; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting the Corporation or any Subsidiary or any of their properties, assets or business. Except as set forth on Part 7 of the Schedule, none of the items nor aggregate of items listed on Part 7 of the Schedule would, if adversely determined, materially and adversely affect the business, operations, properties or financial position of the Corporation or any of the Subsidiaries. To the Indemnitors' knowledge, there is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of the Corporation or any Subsidiary or any such person's heirs, executors or administrators as against the Corporation or any Subsidiary.


               3.1.9. Compliance with Laws. To the Indemnitors' knowledge, the Corporation and Subsidiaries have at all times been, and presently are, in full compliance with any applicable federal, state, local, foreign and other laws, rules and regulations other than those where noncompliance would not have a material adverse effect on the Corporation, the Subsidiaries or their business, and the Corporation and Subsidiaries have not received notice of any claimed violation of any such law, rule or regulation. The Corporation and Subsidiaries have filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. To the Indemnitors' knowledge, all permits, licenses, orders, franchises and approvals of all federal, state, local and foreign governmental or regulatory bodies required of the Corporation and Subsidiaries for the conduct of their businesses have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by the Corporation and Subsidiaries.


               3.1.10. Insurance. Part 8 of the Schedule sets forth a true and complete list of all insurance policies (including the policy number, the name of the insurer, the amounts of coverage, the premium rate, the cash value, if any, the expiration date and the risks and losses insured against) maintained by the Corporation and Subsidiaries on the Property, and copies of all such policies, agreements, studies and analyses previously have been delivered to Purchaser. All of the foregoing insurance policies are in full force and effect and are fully paid as to all premiums heretofore due. Neither the Corporation nor any Subsidiary has, to the Indemnitors' knowledge, failed to give any notice or present any claim under such insurance policies in a timely fashion, nor has the Corporation or any Subsidiary received any notification of the cancellation of any of such policies or that any of them will not be renewed. To the Indemnitors' knowledge and except as set forth on Part 8 of the Schedule, there is no claim, demand or offset, or any state of facts or occurrence of events which might form the basis of any claim, demand or offset, which may increase the premiums or impair the full value of said insurance policies.


               3.1.11. Title to Properties. The Property consists of (i) all of the properties and assets reflected on the Balance Sheet, and (ii) all other properties and assets presently carried on the Corporation's and the Subsidiaries' books or used in their businesses at any time since the Balance Sheet Date, except, in each case, properties and assets subsequently disposed of in the ordinary course of business. Except as set forth in Part 9(a) of the Schedule, the Corporation and Subsidiaries have title (good and marketable with respect to real property) to the Property, free and clear of all Liens, conditions and covenants, other than (x) Liens for taxes not yet due and payable, (y) minor imperfections of title, if any, which do not interfere with the present or proposed use of such Property or otherwise adversely affect the Corporation or the Subsidiaries in the conduct of their respective businesses, and (z) such other Liens, charges or encumbrances that may arise or be created after the date of this Agreement that are incidental to the conduct of the business of the Corporation and the Subsidiaries and are in the ordinary course of such business or are contemplated by the terms of this Agreement as set forth on Part 9(a) to the Schedule. Except as set forth in Part 9(b) of the Schedule or otherwise specifically disclosed in this Agreement, there have not been filed any Liens or financing statements under the applicable state Uniform Commercial Code or other similar statute on the properties or assets, whether real, personal or mixed, of the Corporation or any Subsidiary, nor has the Corporation or any Subsidiary signed any security agreement or similar agreement authorizing any secured party thereunder to file any such Lien or financing statement.


               3.1.12. Real Property and Real Property Leases. Part 10(a) of the Schedule contains a true and complete list of (i) all real property owned by the Corporation and the Subsidiaries together with a summary description of the buildings and improvements thereon and the method by which such real property is depreciated for tax and book purposes, (ii) all real estate leases to which the Corporation or any Subsidiary is a party together with a summary description of the buildings and improvements thereon, the address of each property, the name of each landlord and tenant and the expiration date of each lease, and (iii) all other interests, if any, in real property owned or claimed by the Corporation or any Subsidiary. To the Indemnitors' knowledge, the Corporation and Subsidiaries have all easements and rights, including parking rights and easements for power lines, water lines, roadways and other access, necessary to conduct the businesses they now conduct and enjoy peaceful and undisturbed possession of all properties occupied by them. Neither the whole nor any portion of any real property owned, occupied or leased to or by the Corporation or any Subsidiary has been rezoned or condemned or otherwise taken by any public authority and, to the Indemnitors' knowledge, no such rezoning, condemnation or other taking is threatened or contemplated. To the Indemnitors' knowledge, none of the real properties owned, occupied or leased to or by the Corporation or any Subsidiary, or the occupancy or operation thereof, constitutes a nuisance or violation of any law or any building, zoning or other ordinance, code or regulation or any private or public covenant or restriction, and no notice from any governmental body or other Person has been served upon the Corporation or any Subsidiary claiming any violation of any such law, ordinance, code, regulation, covenant or restriction, or requiring or calling attention to the need for any work, repairs, construction, alterations or installations on or in connection with any of such properties which has not been complied with except to the extent set forth in Part 10(b) of the Schedule. All leases of real property to which the Corporation or any Subsidiary is a party are valid, binding and in full force and effect, and, to the Indemnitors' knowledge, there exists no default thereunder by any party thereto, nor any events which, with notice or lapse of time, or both, would constitute a default, and all amounts heretofore payable under such leases have been paid in full. True, correct and complete copies of all deeds to the real property listed on Part 10(a) of the Schedule and true, correct and complete copies of all real estate leases listed on Part 10(a) of the Schedule, including all amendments, modifications, letter agreements and assignments relating thereto have been previously delivered to Purchaser.


               3.1.13. Equipment. Part 11(a) of the Schedule contains a true and complete list of (i) all equipment of the Corporation and the Subsidiaries (having a cost basis in excess of $5,000 each) presently owned and used by the Corporation and the Subsidiaries in their businesses; and (ii) all equipment (including, but not limited to, trade fixtures and motor vehicles) leased by the Corporation and the Subsidiaries, including the name and address of each lessor and lessee, the expiration date of each lease, the monthly rent and any additional rent payable under each such lease. To the Indemnitors' knowledge, no party to any such lease is in default, each such lease is valid, binding, in full force and effect, and enforceable in accordance with its terms. True, correct and complete copies of all such leases, including all amendments, modifications, letter agreements and assignments relating thereto have previously been delivered to Purchaser.


               3.1.14. Condition of Tangible Property. Except as set forth on
Part 11(b) of the Schedule, to the Indemnitors' knowledge, with the exception of inventory, all tangible properties owned or used by the Corporation and Subsidiaries, including, without limitation, all buildings, offices, theaters and other structures owned or occupied by the Corporation and Subsidiaries and all machinery, equipment, tools, fixtures and motor vehicles owned or used by them, are in good operating condition, reasonable wear and tear excepted, reasonably suitable for the purposes for which they are being utilized, and sufficient for all current operations of the Corporation and the Subsidiaries.


               3.1.15. Inventory. The inventories of each of the Corporation and Subsidiaries shown on the Balance Sheet and inventories acquired by it subsequent to the Balance Sheet Date consist solely of items of a quality and quantity usable and salable in the normal course of its business.


               3.1.16. Intangible Personal Property. Part 12(a) of the Schedule contains a true and complete list and summary description of all trademarks, service marks, trade names, and copyrights and applications for the foregoing, all franchises, permits and other authorizations owned or used by the Corporation and Subsidiaries, all licenses to which the Corporation or any Subsidiary is a licensor or licensee, all non-competition covenants, and all other intangible personal property owned or used by the Corporation and Subsidiaries. Each of the Corporation and Subsidiaries validly owns or is validly licensed under all intangible properties which are required or necessary for the conduct of its business as now conducted, and except as set forth on
Part 12(b) of the Schedule, is the sole and exclusive owner of said properties, free and clear of all Liens and has the unrestricted right to use said properties, having not granted or entered into any agreement, covenant, license or sublicense with respect thereto.

               Except as set forth on Part 12(c) of the Schedule, no claims or demands have been asserted against the Corporation or any Subsidiary with respect to any such items of intangible property, and no proceedings have been instituted, are pending or, to the Indemnitors' knowledge, have been threatened which challenge the rights of the Corporation or any Subsidiary with respect to any of such assets. To the Indemnitors' knowledge and except as set forth on Part 12(c) of the Schedule, the businesses and operations of the Corporation and Subsidiaries, and the use or publication by them of their trademarks, trade names, and advertising literature and other intangible personal properties do not involve infringement or claimed infringement of any United States trademark, trade name, or copyright.

               No director, officer, stockholder, employee, consultant, distributor, representative, advisor, salesman or agent of the Corporation or any Subsidiary owns, directly or indirectly, in whole or in part, any trademarks, trade names, or copyrights, or applications for the foregoing, or tangible personal property which the Corporation or any Subsidiary is presently using or the use of which is necessary for the business of the Corporation or any Subsidiary as now conducted. To the Indemnitors' knowledge, none of the directors, officers, stockholders, employees, consultants, distributors, agents, representatives, advisors or salesmen of the Corporation or any Subsidiary has entered into any agreement regarding know-how, trade secrets, or prohibition or restriction of competition, or solicitation of customers or any other similar restrictive agreement or covenant, whether written or oral, with any Persons other than the Corporation and Subsidiaries.


               3.1.17. Agreements. Part 13 of the Schedule contains a true and complete list of all oral and written contracts, agreements, commitments, understandings and obligations to which the Corporation or any Subsidiary is a party or by which any of them or their properties may be bound which are not otherwise listed in the Schedule and which (a) involve obligations by any party thereto in excess of $50,000; (b) extend beyond six months from the date of this Agreement and are not terminable on thirty (30) days' notice or less without any liability or continuing obligation on the part of the Corporation or any Subsidiary (including any management, consulting or retainer agreement); (c) contain any escalator, renegotiation or redetermination clause; (d) require the consent of any party thereto to the consummation of the transactions contemplated hereby; (e) contain covenants limiting the freedom of the Corporation or any Subsidiary to compete in any line of business or with any Person or in any geographical area; (f) contain any provision or option relating to the acquisition by the Corporation or any Subsidiary of any business or relating to the sale by the Corporation or any Subsidiary of any business; (g) contain an agreement or commitment by the Corporation or any Subsidiary for a material capital expenditure; (h) are contracts or agreements to which the United States government is a party; or (i) contain any other agreement, commitment, understanding or obligation which materially affects the business, properties or assets of the Corporation or any Subsidiary. All of the aforesaid agreements and all of the Continuing Contracts were entered into in the ordinary course of business, are valid and binding agreements, in full force and effect and enforceable in accordance with their respective terms, and, to the Indemnitors' knowledge, there exists no breach or default, or any event which, with notice or lapse of time or both, would constitute a breach or default, by any party thereto. True and complete copies, including all amendments, modifications, letter agreements and assignments relating thereto, of all of the aforesaid written agreements and true and correct summaries of all such oral agreements have previously been delivered to Purchaser.

               To the Indemnitors' knowledge, neither the Corporation nor any Subsidiary presently has, nor during the last five (5) years has had, directly or indirectly, any type of contract, agreement, commitment, understanding or obligation, whether written or oral, (i) with its customers or suppliers for the sharing of fees, the rebating of the Corporation's or any Subsidiary's charges to customers, kickbacks from customers or suppliers, or other similar arrangements, or (ii) with any competitor regarding bidding for movie product or product splitting; provided, the Corporation and the Subsidiaries have entered into written video game rental agreements with the suppliers thereof that provide for shared revenues from their operation and specific written and oral rebate agreements with concession item suppliers that have been previously disclosed to Purchaser. To the Indemnitors' knowledge, neither the Corporation nor any Subsidiary is a party to or otherwise bound by any contract, obligation or commitment to purchase above the current market price or to sell below its current list price supplies, equipment, capital assets, inventories or services, or any contract, obligation or commitment which upon completion will result in a net loss to the Corporation or Subsidiary of more than $50,000.


               3.1.18. Indebtedness and Guaranties. Part 14(a) of the Schedule sets forth a true and complete list, including the names of the parties thereto and summary description of the terms thereof, of all debt instruments, loan agreements, indentures or other obligations, whether written or oral, relating to indebtedness for borrowed money or money loaned to others to which the Corporation or any Subsidiary is a party or obligor. Except as set forth on Part 14(b) of the Schedule, the Corporation has not guaranteed any dividend, obligation or indebtedness of any Subsidiary or any other Person; nor has any Subsidiary guaranteed any dividend, obligation or indebtedness of the Corporation, any other Subsidiary or any other Person. All of the aforesaid items were entered into in the ordinary course of business, are valid and binding, in full force and effect and enforceable in accordance with their respective terms and, to the Indemnitors' knowledge, there exists no breach or default, or any event which with notice or lapse of time or both, would constitute a breach or default by any party thereto.


               3.1.19. Books and Records. Except as set forth on Part 15 of the Schedule, each of the Corporation and Subsidiaries keeps its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in sufficient detail to accurately and fairly reflect the transactions and dispositions of its assets, liabilities and equities. The minute books of each of the Corporation and incorporated Subsidiaries contain complete and accurate records of all of its stockholders' and directors' meetings and of all action, with respect to the Corporation and the Subsidiaries, taken by such stockholders and directors. The meetings of directors and stockholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.

               3.1.20. ERISA. Neither the Corporation nor any Subsidiary has any "qualified" plans within the meaning of Section 401(a) of the Internal Revenue Code of 1986 and, except as set forth in Part 16 of the Schedule, does not maintain, administer or otherwise contribute to any "EMPLOYEE BENEFIT PLAN", as defined in Section 3(3) of ERISA, which is subject to any provisions of ERISA and covers any employee, whether active or retired, of the Corporation or any Subsidiary.


               3.1.21. Employees.

               (a) Part 17 of the Schedule sets forth a true and complete list of: (1) all collective bargaining agreements and other labor agreements to which the Corporation or any Subsidiary is a party or by which any of them may be bound; (2) all employment, profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consultant, retirement, welfare and incentive plans, agreements or contracts, whether written or oral, to which the Corporation or any Subsidiary is a party or by which any of them may be bound; (3) all agreements and plans, whether written or oral, to which the Corporation or any Subsidiary is a party and which constitute "fringe benefits" to their employees or salesmen, including, without limitation, group life and health insurance, vacation plans or programs, sick leave plans or programs, termination or severance pay programs and employee discounts; and (4) the name and current annual compensation of each director and each officer of the Corporation and the Subsidiaries, and of each employee or salesman thereof whose current annual salary and/or estimated current annual commission is $25,000 or more, together with such person's job title and amounts and forms of compensation and fringe benefits. True and complete copies of all written, and correct summaries of all oral, contracts, agreements, plans and programs set forth on Part 17 of the Schedule have previously been delivered to Purchaser.

               (b) To the Indemnitors' knowledge, all of the aforesaid contracts, agreements, plans and programs are in full compliance with all applicable federal, state and local laws, and the Corporation and Subsidiaries are in full compliance with all federal, state and local laws respecting employment, wages and hours. Neither the Corporation nor any Subsidiary is engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against the Corporation or any Subsidiary is filed or, to the Indemnitors' knowledge, threatened to be filed with or by the National Labor Relations Board or the Equal Employment Opportunity Commission, nor is any grievance filed or, to the Indemnitors' knowledge, threatened to be filed against the Corporation or any Subsidiary by any employee pursuant to any collective bargaining or other employment agreement to which the Corporation or any Subsidiary is a party. To the Indemnitors' knowledge, the Corporation and the Subsidiaries are in full compliance with all applicable federal and state laws and regulations respecting occupational safety and health standards other than those where noncompliance would not have a material adverse effect on the Corporation, the Subsidiaries or their business, and the Corporation and Subsidiaries have received no complaints from any federal or state agency or regulatory body alleging violations of any such laws and regulations.

               (c) To the Indemnitors' knowledge, the Corporation and Subsidiaries are in full compliance with the terms of all contracts, agreements, plans and programs set forth on Part 17 of the Schedule. Except as noted in Part 17 of the Schedule, the employment of all persons and officers employed by the Corporation and the Subsidiaries is terminable at will, without any penalty or severance obligation of any kind on the part of the employer, and the consummation of the transactions contemplated by this Agreement will not trigger any payments to any officers, directors or employees of the Corporation or any Subsidiary. All sums due for employee compensation and benefits and all vacation time owing to any employees have been duly and adequately accrued on the books of the Corporation and Subsidiaries. To the Indemnitors' knowledge, all employees of the Corporation and Subsidiaries are either United States citizens or resident aliens specifically authorized to engage in employment in the United States in accordance with all applicable laws. The Indemnitors do not know, and have not been informed, that any employee, consultant, distributor, representative, advisor, salesman, agent, customer or supplier of the Corporation or any Subsidiary will terminate his employment or cease to do business with the Corporation or any Subsidiary after the Closing.

               (d) To the Indemnitors' knowledge, neither the Corporation nor any Subsidiary has experienced since the Balance Sheet Date, any labor troubles or strife, work stoppages, slowdowns, or other interference with or impairment of the businesses of the Corporation and Subsidiaries by their employees. To the Indemnitors' knowledge, neither the Corporation nor any Subsidiary has experienced since the Balance Sheet Date, any union or collective bargaining organization efforts or negotiations, or requests for negotiations, for any representation or any labor contract relating to any employees of the Corporation or the Subsidiaries not covered by a union or collective bargaining agreement as of the Balance Sheet Date, except to the extent disclosed in Part 17 of the Schedule.


               3.1.22. Governmental and Other Consents. Except as set forth on
Part 18 of the Schedule, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other Person is required on the part of the Corporation or any Subsidiary, the stockholders of the Corporation, the Trust, SPI, or the partners of Super Saver in connection with the execution or delivery of the Transaction Documents or the consummation of the transactions contemplated hereby.


               3.1.23. Environmental Matters. Except as set forth in Part 19 of the Schedule and to the Indemnitors' knowledge, with respect to the real estate owned or leased by the Corporation or any of the Subsidiaries, (i) all permits, licenses, filings and approvals necessary for the lawful construction, occupancy and operation of such real estate required by any federal, state, county, regional or local authorities whose jurisdiction includes, in whole or in part, environmental protection or matters pertaining to health, safety and welfare have been obtained; (ii) none of such real estate contains any (a) asbestos in any form, (b) urea formaldehyde foam insulation, (c) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs) in excess of fifty parts per million, or (d) other chemical, material or substance, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority, except in compliance with applicable law; and (iii) none of such real estate has been used at any time in the past for any activities involving, directly or indirectly, the use, generation, treatment, storage, spill or disposal of any hazardous or toxic chemical, material, substance or waste, except in compliance with applicable law.


               3.1.24. Discounts and Gift Certificates. Any outstanding discount or promotional tickets, gift certificates, prepaid tickets or admission passes or any other arrangements allowing the holder thereof to reduced or free admission to any of the Theaters will expire on or before December 31, 1998, other than (i) those issued prior to December 1, 1997 and (ii) free passes issued in the ordinary course of business.

               3.1.25. Full Disclosure. As of the date of this Agreement, the Indemnitors have, and at the Closing will have, disclosed in writing to Purchaser all events, conditions or facts which, to the Indemnitors' knowledge, materially affect the condition (financial or otherwise), business or prospects of the Theaters. The Indemnitors have not now, and will not have at the Closing, withheld from Purchaser knowledge of any events, conditions or facts which the Indemnitors know may materially affect the condition (financial or otherwise), business or prospects of the Theaters. No representation or warranty by the Indemnitors in this Agreement, and no information contained in the Schedule, the exhibits, lists, certificates and other instruments and documents furnished or to be furnished to Purchaser pursuant hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements and information contained herein or therein not misleading. The Indemnitors shall execute and deliver to Purchaser at Closing the Certificate described in Section 5.1.5. For the purposes of this
Section 3.1.25, events, conditions and facts which have effects aggregating less than 5% of the transaction value is deemed not material.


               3.1.26. Organization of the Trust. The Trust is a duly formed and validly existing trust under the laws of the State of Texas.

               3.1.27. Authority of Curley. Curley, in his individual capacity, has full right, power and authority to enter into this Agreement and the other Transaction Documents to which he is a party and to consummate the transactions contemplated hereby and thereby.


               3.1.28. Authority of Indemnitors. Each of the Indemnitors has full right and power to enter into this Agreement and the other Transaction Documents to which each is a party and to consummate the transactions contemplated hereby and thereby. The execution by each of the Indemnitors of this Agreement and the other Transaction Documents to which each is a party, their delivery to Purchaser and the performance of their respective terms have been fully authorized by the Board of Directors of the Corporation, the stockholders and the Board of Directors of SPI, the partners of Super Saver and the trustee of the Trust, as required, and no further corporate, partnership or trust action will be necessary on their part to make this Agreement and the other Transaction Documents to which each is a party valid and binding upon each of the Indemnitors in accordance with their respective terms, other than the stockholder approval required pursuant to Section 5.2.7. The execution and delivery of this Agreement and the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, result in a violation or breach of any term or provision of, nor constitute a default under, the Corporation's or SPI's articles of incorporation or bylaws, Super Saver's partnership agreement, the Trust's formation documents, or other constituent documents, or any indenture, mortgage, deed of trust or other material contract or agreement to which the Corporation, SPI, Super Saver or the Trust is a party.


               3.1.29. Validity and Enforceability. This Agreement and the other Transaction Documents are valid and binding agreements, enforceable against the Indemnitors, the Subsidiaries and Curley to the extent each is ostensibly a party in accordance with their respective terms by Purchaser, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws and principles of equity affecting the rights of creditors generally from time to time in effect.

               3.1.30. Insolvency. No Seller or Indemnitor is now Insolvent, nor will any Seller or Indemnitor be rendered Insolvent by the occurrence of the transactions contemplated hereby.


               3.1.31. Cash Flow Figures.

               (a) Sellers have provided cash flow figures (the "CASH FLOW FIGURES") indicating gross revenues less direct operating expenses for the Theaters operated by such Seller from November 1, 1996 through October 31, 1997 in Exhibit S attached hereto.

               (b) Each Seller's Cash Flow Figures are in accordance in all material respects with the books and records of such Seller and, except as stated therein, fairly represent said Cash Flow Figures for said Theaters.


        3.2. Representations and Warranties of Purchaser. To induce the Sellers and the Indemnitors to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents, warrants and agrees as of the date hereof as follows:


               3.2.1. Organization and Good Standing. Silver Cinemas is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware. Purchaser is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.


               3.2.2. Authority. The execution by each of Silver Cinemas and Purchaser of this Agreement and the other Transaction Documents to which each is a party, their delivery to the Indemnitors and the performance of their respective terms have been fully authorized by the Board of Directors of each of Silver Cinemas and Purchaser and each of Silver Cinemas' and Purchaser's stockholders, if required, and no further corporate action will be necessary on their part to make this Agreement and the other Transaction Documents to which each is a party valid and binding upon each of Silver Cinemas and Purchaser in accordance with their respective terms. The execution and delivery of this Agreement and the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, result in a violation or breach of any term or provision of, nor constitute a default under, each of Silver Cinemas' and Purchaser's respective articles or certificates of incorporation or bylaws, or any indenture, mortgage, deed of trust or other material contract or agreement to which either Silver Cinemas or Purchaser is a party.

               3.2.3. Validity and Enforceability. This Agreement and the other Transaction Documents are valid and binding agreements, enforceable against each of Silver Cinemas and Purchaser to the extent each is ostensibly a party in accordance with their respective terms by the Sellers, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws and principles of equity affecting the rights of creditors generally from time to time in effect. The execution and performance by each of Silver Cinemas and Purchaser of this Agreement and the other Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby do not violate any statutory or common law or rule or regulation or give rise to a cause of action of any type in any Person (other than the parties to such agreements, upon a violation hereof or thereof), which will result in any liability to the Sellers or the stockholders of the Corporation.

                             ARTICLE 4. - COVENANTS


        4.1. The Sellers' and the Indemnitors' Covenants. To induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made elsewhere in this Agreement, the Sellers and the Indemnitors covenant and agree as follows:


               4.1.1. Access and Information. Between the date of this Agreement and the Closing Date, each of the Corporation and Subsidiaries will: (i) provide to Purchaser and its officers, attorneys, accountants and other representatives, during normal business hours, or otherwise if Purchaser deems necessary, free and full access to all of the properties, assets, agreements, commitments, books, records, accounts, tax returns and documents of the Corporation and Subsidiaries and permit them to make copies thereof; (ii) furnish Purchaser and its representatives with all information concerning the business, properties and affairs of the Corporation and Subsidiaries as Purchaser requests and certified by the officers of the Corporation, if requested; (iii) use their best efforts to cause the Corporation's Accountants to make available to Purchaser and its representatives all financial information relating to the Corporation and the Subsidiaries requested, including all working papers pertaining to audits and reviews made heretofore by such auditors; (iv) furnish Purchaser true and complete copies of all financial and operating statements of the Corporation and Subsidiaries; (v) permit access to customers and suppliers for consultation or verification of any information obtained by Purchaser and use their best efforts to cause such customers and suppliers to cooperate with Purchaser in such consultation and in verifying such information; and (vi) cause their employees, accountants and attorneys to make disclosure of all material facts known to them affecting the financial condition and business operations of the Corporation and Subsidiaries and to cooperate fully with any audit, review, investigation or examination made by Purchaser and its representatives, including, without limitation, with respect to:

               (a) The books and records of the Corporation and Subsidiaries;

               (b) The reports of state and federal regulatory examinations;

               (c) Leases, contracts and commitments between the Corporation or any Subsidiary and any other Person;

               (d) Physical examination of any real properties owned by, or leased to or by the Corporation or any Subsidiary;

               (e) Physical examination of any real property upon which the Corporation or any Subsidiary has a Lien; and

               (f) Physical examination of any furniture, fixtures, equipment or other personal property owned by or leased to or by the Corporation or any Subsidiary.


               4.1.2. Notices and Approvals. Each of the Sellers and Indemnitors agrees: (a) to give, and to cause the Subsidiaries to give, all notices to third parties (including their respective stockholders and limited and general partners) which may be necessary or deemed desirable by Purchaser in connection with this Agreement and the consummation of the transactions contemplated hereby, (b) to use its best efforts to obtain, and to cause the Subsidiaries to obtain, all federal and state governmental regulatory agency approvals, consents, permits, authorizations, and orders necessary or deemed desirable by Purchaser in connection with this Agreement and the consummation of the transaction contemplated hereby and (c) to use its best efforts to obtain, and to cause Subsidiaries to obtain, all consents and authorizations of any governmental authorities or other third parties (including their respective stockholders and limited and general partners) and lenders (including Norwest Bank El Paso, N.A. and Frost National Bank, N.A.) necessary or deemed desirable by Purchaser in connection with this Agreement and the consummation of the transactions contemplated hereby. At least ten (10) business days prior to the submission of any application with respect to any of the foregoing approvals, consents, permits, authorizations and orders, the Corporation shall, and shall cause any Subsidiary to, deliver a copy thereof to Purchaser. In the event Purchaser shall request any modification in the form or content of any such application, the Corporation shall, or shall cause any Subsidiary to, make such change or modification and submit the application as modified or changed.


               4.1.3. Information for Purchaser's Statements and Applications. The Sellers shall, and shall cause the Subsidiaries and their employees, accountants and attorneys to, cooperate fully with Purchaser in the preparation of any statements or applications made by Purchaser to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish Purchaser with all information concerning the Corporation and Subsidiaries necessary or deemed desirable by Purchaser for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules. At the time any such statement or application is filed and at such other times as Purchaser may request, the Sellers shall provide Purchaser with a certificate executed by the respective Corporation's or Subsidiary's executive officers confirming in such detail as Purchaser may request the information concerning the Corporation or Subsidiary which is contained in such statement or application.


               4.1.4. Termination of Employees. On the Closing Date, each Seller shall terminate all of its Theater level employees; provided, Purchaser may elect to hire any of such employees. Each Seller will pay on or before the Closing Date any accrued vacation pay earned prior to the Closing by any employees of such Seller, other than those employees set forth on the Exhibit described in Section 2.4(a)(vii).

               4.1.5. Conduct of Business.

               (a) Except as otherwise specifically contemplated by this Agreement and disclosed on the Schedule, from the date of this Agreement and through the Closing, unless Purchaser has given its prior written consent otherwise, each of the Sellers shall, and shall cause each Subsidiary to, conduct its business and affairs only in the ordinary and usual course and in the same manner in which they have heretofore been conducted. Any purchases of equipment or fixtures from the date of this Agreement through the Closing, shall be of equipment and fixtures of comparable quality and standards as such items purchased prior to the date of this Agreement. Without limiting the generality of the foregoing, absent Purchaser's prior written consent, the Sellers shall not, and shall not permit any Subsidiary to, take any action or omit to take any action where such action or omission would by the terms of this Agreement require an item to be listed on Part 5 of the Schedule in order to make the representations herein true as of the date of such action or omission.

               (b) From and after the date hereof until the Closing or termination of this Agreement pursuant to the terms hereof, each Seller, without the prior written consent of Purchaser, shall not:

               (i) encumber or permit the encumbrance by such Seller of the Property owned or leased thereby, except for encumbrances that are discharged on or before Closing;

               (ii) dispose of or contract to dispose of any of the Property owned or leased thereby, except for replacements or substitutes in the ordinary course of business (but will not sell any of the Theaters operated thereby); and

               (iii) amend or terminate any of the Leases or Continuing Contracts to which such Seller is a party.


               4.1.6. Preservation of Business. From the date of this Agreement and through the Closing, the Sellers shall use commercially reasonable efforts, and shall cause the Subsidiaries to use commercially reasonable efforts, to preserve and keep intact the respective business organizations of the Corporation and Subsidiaries, to retain their respective officers, and to preserve the goodwill of their respective employees, customers, suppliers and all other persons having business relations with the Corporation or any Subsidiary.


               4.1.7. Insurance. From the date of this Agreement and through the Closing, the Sellers shall, and shall cause the Subsidiaries to, continue in force all existing insurance now carried by the Corporation and Subsidiaries.

               4.1.8. Contracts and Commitments. From the date of this Agreement and through the Closing, unless Purchaser has given its prior written approval, the Sellers shall not, and shall not permit any Subsidiary to, enter into any contract or commitment by which any of the Property is bound except contracts or commitments in the ordinary and usual course of business not involving (i) an expenditure in any one transaction in excess of $2,000; and (ii) the purchase of a quantity of materials not reasonably anticipated (based on current operations) to be consumed in less than six (6) months; and the Sellers shall not, and shall not permit any Subsidiary to, make or incur any capital expenditures in an aggregate amount in excess of $3,000, except for items of equipment on order on the date hereof and set forth on Part 13 of the Schedule.


               4.1.9. Actions, Etc. The Sellers shall promptly notify Purchaser of any lawsuits, claims, proceedings or investigations which are threatened or commenced against the Corporation or any Subsidiary or against any of their employees, consultants, officers or directors, or, to the Indemnitors' knowledge, their employees or consultants between the date of this Agreement and the Closing Date and which may relate to, or affect, the business or assets of the Corporation or any Subsidiary or the transactions contemplated hereby. From the date of this Agreement and through the Closing, the Sellers shall, and shall cause the Subsidiaries to, duly comply with all laws, regulations, ordinances, orders, injunctions and decrees applicable to them, their properties, and the conduct of their respective businesses, and with all covenants, terms and conditions upon or under which any of their properties are held.


               4.1.10. Repairs. From the date of this Agreement and through the Closing, the Sellers shall, and shall cause the Subsidiaries to, maintain, preserve and protect the property used in the conduct of the business of the Corporation and Subsidiaries and, except as set forth on Part 11(b) to the Schedule, keep the same in good repair, working order and condition and, from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements thereto, subject to the limitation contained in Section 4.1.8 hereof, so that the business carried on in connection therewith may be advantageously conducted at all times.

               4.1.11. Reports and Returns. The Sellers shall, and shall cause the Subsidiaries to, duly and timely file all reports and returns required to be filed with federal, state, local and other authorities prior to Closing, including, without limitation, any federal income tax returns, which returns shall be prepared in accordance with all regulatory requirements. The Sellers shall, and shall cause the Subsidiaries to, promptly pay all federal, state, foreign and local tax assessments and governmental charges levied or assessed upon the Corporation and Subsidiaries or their properties prior to the date on which penalties attach thereto and all lawful claims which, if unpaid when due and payable, might become a Lien upon property of the Corporation or any Subsidiary, except taxes, charges and claims being contested in good faith by appropriate proceedings by the Corporation or a Subsidiary and for which adequate reserves have been made on the books of the Corporation or the Subsidiaries. The Sellers shall, and shall cause the Subsidiaries to, duly and timely make all deposits required of the Corporation and Subsidiaries with respect to any taxes (including, without limitation, employee withholding taxes).


               4.1.12. Indemnification of Purchaser.

               (a) The sole remedy of Purchaser, its officers, directors, representatives, shareholders, stockholders, lenders, assignees and Affiliates against the Indemnitors and their Related Parties for any Loss arising out of or related to this Agreement or the transactions contemplated hereby (it being understood that claims for indemnification by Purchaser or such other Persons under the (i) Property Purchase Agreement shall be made, if at all, pursuant to Section 4.1.12 thereof and (ii) Put Agreement shall be made, if at all, pursuant to Section
        4.1.12 thereof) shall be a claim for indemnity made and enforced in accordance with this Section 4.1.12. Each and every provision in this Agreement has been independently bargained for and relied upon by Purchaser.

               (b) The Indemnitors jointly and severally agree to defend and indemnify, reimburse and hold harmless Purchaser and its Related Parties (collectively, the "PURCHASER INDEMNITEES") against and in respect of any and all liability, damage, deficiency, loss, cost or expense (including attorney's fees and costs of investigation), or diminution of value, whether or not involving a third party claim (collectively, a "LOSS") arising from (i) all third party claims to the extent that they relate to (A) transactions contemplated herein to the extent that they arise out of or relate to actions or omissions of Curley, Lyco, the Indemnitors and/or the Subsidiaries, (B) the business currently or ever conducted by the Sellers and the Subsidiaries to the extent that they arise out of or relate to actions or omissions of Curley, Lyco, the Indemnitors and/or the Subsidiaries and (C) the Property prior to Closing to the extent that they arise out of or relate to actions or omissions of Curley, Lyco, the Indemnitors and/or the Subsidiaries and
        (ii) any untrue representation, breach of warranty or non-fulfillment of any covenant contained herein or in any document, certificate or instrument delivered to Purchaser hereunder made by the Indemnitors, even though any such representation, warranty or covenant may have been made by the Indemnitors in good faith and to their knowledge; provided, however, that solely with respect to those representations and warranties contained herein which have been specifically limited to the Indemnitors' knowledge there shall be no indemnification obligations under this Section 4.1.12(b) absent such knowledge. Without limiting the foregoing, the Indemnitors agree to defend, indemnify, reimburse and hold harmless each Purchaser Indemnitee against and in respect of any Loss arising out of or related to:

                    (1) any claim for a finder's fee or brokerage or other
             commission arising by reason of any services rendered or alleged to have been rendered to or at the instance of any of the Indemnitors or any Subsidiary with respect to this Agreement or any of the transactions contemplated hereby;

                    (2) any liability to any federal, state or local taxing
             authority for income taxes, excise taxes, sales taxes, franchise taxes or other taxes or penalties incurred by the Corporation or any Subsidiary on or prior to the Closing Date; and

                    (3) any and all actions, suits, proceedings, claims,
             demands, assessments, judgments, and Losses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

               (c) Notwithstanding the preceding provisions concerning indemnification of the Purchaser Indemnitees by the Indemnitors, Purchaser hereby expressly agrees that the liabilities and obligations of the Indemnitors under this Section 4.1.12 shall be expressly limited as follows:

                    (1) the amount of any damages asserted by any Purchaser
             Indemnitee pursuant to any indemnification claim made pursuant to this Section 4.1.12 shall include the amount of tax liability, if any, incurred by any Purchaser Indemnitee upon receipt of such indemnification and be limited in each case to the total amount of actual damages incurred by any Purchaser Indemnitee net of the then present value (calculated at 6% per annum) of any related tax benefit to the Purchaser Indemnitee, if any, resulting from such claim;


                    (2) the Indemnitors shall not be liable for any increase in any tax liability of the Purchaser Indemnitees (including, without limitation, income, property, sales, use, franchise, capital stock, excise, value added, employees' income withholding, social security, unemployment taxes and all interest and penalties related to any of such taxes) to the extent such increase in tax liability to the Purchaser Indemnitees shall result from an audit or enforcement action that in either case was voluntarily initiated by Purchaser or its Affiliates;

                    (3) the Indemnitors shall not be required to defend,
             indemnify or hold any Purchaser Indemnitee harmless from any claim pursuant to Section 4.1.12(b)(ii) based upon any facts or circumstances which were specifically disclosed by the Indemnitors to Purchaser in this Agreement or in the Schedule or any exhibit attached hereto or in any document delivered to Purchaser which is specifically identified on Exhibit K attached hereto;

                    (4) the Indemnitors shall not be required to defend,
             indemnify or reimburse or hold any Purchaser Indemnitee harmless from any claim except to the extent that the total of all such claims established pursuant to this Section 4.1.12, Section 4.1.12 of the Property Purchase Agreement and Section 4.1.12 of the Put Agreement exceeds an aggregate amount of $25,000, subject to reduction in accordance with Section 4.2.3; and

                    (5) Indemnitors shall not be liable for any breach of
             representation, warranty, covenant or any other matter to the extent that it resulted in an adjustment in the Purchase Price.

               (d) In the event the income or other tax returns of the Purchaser Indemnitee are audited after Closing by any taxing authority, the Indemnitors shall have the right to participate at their own expense in such audit and to contest in good faith and on behalf of the taxpayer/entity any assessments for additional tax, interest or penalty proposed or imposed by such taxing authority for which the Indemnitors may be liable or responsible under this Section 4.1.12, providing the Indemnitors post bond for any liability resulting from such contest.

               (e) Each of the Indemnitors shall be so obligated under this
        Section 4.1.12 and Section 4.1.12 of the Property Purchase Agreement and
        Section 4.1.12 of the Put Agreement to the extent of an aggregate maximum of an additional $3,200,000 over and above any and all offsets against the Escrow Amount; provided, that the maximum aggregate amount to be recovered by all Purchaser Indemnitees from the Indemnitors collectively shall not exceed an additional $3,200,000 over and above any and all offsets against the Escrow Amount and, provided further, that any amounts paid by the Indemnitors (whether directly or by offset of other payments due Indemnitors) pursuant to Section 4.1.12 of the Property Purchase Agreement or Section 4.1.12 of the Put Agreement that are not offset against the Escrow Amount shall be applied towards such $3,200,000 limitation. Notwithstanding the foregoing, this paragraph (e) shall not apply to any breach of Sections 3.1.11, 3.1.12 and 8.19 hereof.

               (f) In the event any Person not a party to this Agreement shall make a demand or claim, or file any lawsuit, which demand, claim or lawsuit is likely to result in any of the forms of liability or Loss described in this Section 4.1.12, then after prompt written notice by any Purchaser Indemnitee to the Indemnitors of such demand, claim or lawsuit, the Indemnitors shall retain counsel reasonably satisfactory to Purchaser to defend such claim or action. Thereafter, any Purchaser Indemnitee shall be permitted to participate in such defense at their own expense. In the event the Indemnitors fail to respond to the prompt written notice of any such demand, claim or lawsuit, or fail to retain reasonably satisfactory counsel, then any Purchaser Indemnitee shall be permitted to retain counsel and to conduct the defense of such demand, claim or lawsuit as they may reasonably deem fit at the expense of the Indemnitors. The above agreement of the Indemnitors to defend, indemnify and hold harmless the Purchaser Indemnitees, shall include the cost and expense of such counsel and defense as well as any Loss any Purchaser Indemnitee may suffer arising out of such demand, claim or lawsuit subject to the limitation set forth above. For the purposes of this
        Section 4.1.12, "prompt written notice" shall mean that any Purchaser Indemnitee, shall give written notice to counsel for the Indemnitors designated in Section 8.2 of a demand, claim or lawsuit within thirty
        (30) days after such demand, claim or lawsuit is brought to the attention of a Purchaser Indemnitee, and in any event 15 days before any pleading is due in any litigation.

               (g) The Indemnitors agree that their agreement under this Section
        4.1.12 to defend, indemnify, reimburse and hold harmless the Purchaser Indemnitees will first be accomplished by an offset against the Escrow Amount as provided in Section 2.6 hereof. For any and all amounts in excess of the Escrow Amount, the Indemnitors agree to indemnify, reimburse and hold harmless Purchaser Indemnitees from any Loss within thirty (30) days after any such Loss shall be finally determined. Any Loss under this Section 4.1.12 shall be deemed "finally determined" on the earlier of (i) the date upon which the Indemnitors shall acknowledge in writing to Purchaser that any claim for indemnity under this Section
        4.1.12 has been properly made and is in the correct amount, or (ii) in the event the Indemnitors shall contest any claim made by a Purchaser Indemnitee or by any third party on the date any final judgment, decision or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, or a settlement shall have been consummated, or the parties shall have arrived at a mutually binding agreement with respect to such claim, as applicable. The indemnity hereunder shall include any and all costs and expenses incurred by a Purchaser Indemnitee pending any such final determination.

               (h) These indemnification obligations of the Indemnitors shall survive until, but only until, the first anniversary of the Closing; provided, that the obligations of the Indemnitors for any claim made by a Purchaser Indemnitee under this Section 4.1.12 prior to such first anniversary, shall survive such first anniversary.


               4.1.13. Compliance with Agreement. The Sellers shall not, and shall not allow the Subsidiaries to, undertake any course of action inconsistent with satisfaction of the conditions applicable to them set forth in this Agreement, and the Sellers shall, and shall cause the Subsidiaries to, do all such acts and take all such measures as may be reasonably appropriate as early as practicable to comply with and satisfy (as applicable) the representations, agreements, conditions and other provisions of this Agreement. The Sellers shall give Purchaser prompt written notice of any change in any information contained in the representations and warranties made in Section 3.1 hereof and on the Schedule referred to therein and of any condition or event which constitutes a default of any covenant or agreement of the Sellers made in Section 4.1 or in any other section hereof and the Sellers shall have a continuing obligation to promptly supplement or amend the Schedule with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedule; provided, however, that for the purposes of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed to in writing by Purchaser. For the purposes of this Section 4.1.13, "prompt written notice" shall mean notice given to Purchaser within five (5) days after the occurrence of the event which by the terms of this Agreement requires such change in information or constitutes such a default, or if such event occurs within five (5) days prior to the Closing, then "prompt written notice" shall mean written notice given prior to the Closing.


               4.1.14. Landlord Estoppel Certificates. The Sellers shall deliver to Purchaser not less than two (2) days prior to the Closing Date estoppel certificates from the landlords of the Leased Premises and the acknowledgment and consent from such landlords that Bankers Trust (or any substitute proposed lender) is to be a lienholder secured by the Leased Premises (the "ESTOPPEL CERTIFICATES") in the form attached hereto as Exhibit L.


               4.1.15. Title Information. Purchaser, at the Sellers' cost and expense to the extent that the Purchase Price is adjusted as set forth in
Section 2.4, shall cause a title company satisfactory to Purchaser and its lender to deliver to Purchaser not less than fifteen (15) days prior to the Closing Date a commitment for owner's and mortgagee's title insurance policies, naming Purchaser as the insured party in amounts and with exceptions to title acceptable to Purchaser, for each tract of real property constituting Property owned or leased by any Seller, together with legible copies of all title exceptions listed therein. Purchaser and its lender shall have ten (10) days from receipt thereof to review and approve the status of title to such real property. If Purchaser or its lender object to the status of title to such real property, they shall so notify the Sellers in writing on or before the expiration of such ten (10) day period, and the Sellers shall have the right but not the obligation to cure such title objections prior to the Closing Date. Purchaser shall have the right to terminate this Agreement in the event the Sellers fail to cure on or before the Closing Date any title objection which (i) materially interferes or reasonably could materially interfere with the present use of the properties subject thereto or (ii) its lender does not waive.


               4.1.16. Additional Lender Requirements. Sellers shall deliver to Purchaser not less than ten (10) days prior to the Closing Date the following documents, in form and substance satisfactory to Purchaser and its lender, from each lessor, and if appropriate each sublessor and mortgagee, if appropriate, of property constituting Property being leased or subleased by the Sellers: (i) landlord's agreement, (ii) memorandum of lease, (iii) subordination, nondisturbance and attornment agreement, (iv) consent to assignment of lease and
(v) owner's/lessee's affidavit. The Corporation shall additionally deliver to Purchaser not less than fifteen (15) days prior to the Closing Date full legal descriptions and site plans for each tract of real property constituting Property owned or leased by the Sellers, in form and substance satisfactory to Purchaser and its lender.


               4.1.17. Payment of Indebtedness. The Sellers shall deliver to Purchaser not less than five (5) days prior to Closing, pay-off letters from each note holder or other creditor in connection with any and all items of indebtedness or other obligations of the Sellers as of the Closing Date the payment or performance of which are secured by Liens, guaranties, pledges or other encumbrances on tangible or intangible property of the Sellers and specifically including Norwest Bank El Paso, N.A. and Frost National Bank, N.A. Such pay-off letters shall set forth the exact pay-off amount for such items of indebtedness through the Closing Date and indicate that payment of such amounts shall be payment in full of the indebtedness and shall release the obligor of any and all liability with respect to such items. The Sellers shall further cause to be delivered into escrow at the Closing, fully executed releases of such indebtedness and any and all Liens, guaranties, pledges or other encumbrances associated therewith to be delivered upon payment in full by the Sellers of such obligations.


               4.1.18. Vote in Favor of Asset Sale. The Indemnitors will vote all of the Shares owned by them in favor of approving the transactions contemplated by this Agreement.


               4.1.19. Exclusive Dealing. Indemnitors shall not, directly or indirectly, through any agents, representatives or otherwise, solicit, accept, or entertain offers from, negotiate with or in any manner encourage, accept or consider any proposal of, or enter into any agreement with any Person other than Purchaser relating to, the sale of the Property (or any material portion thereof), whether through purchase, merger, consolidation or other business combination.


               4.1.20. Actions in the Event of a Noncompliance Circumstance. The Indemnitors shall have until the earlier to occur of the Closing Date or fifteen
(15) days following delivery of notice of a Noncompliance Circumstance to cure and correct any Noncompliance Circumstance prior to Closing and shall use their reasonable efforts to effect such a cure or correction up to an aggregate of $100,000 pursuant to Section 4.1.20 of this Agreement less amounts previously so expended pursuant to Section 4.1.20 of the Property Purchase Agreement and the Put Agreement.


        4.2. Purchaser's Covenants. To induce the Indemnitors to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made elsewhere in this Agreement, Purchaser covenants and agrees as follows:


               4.2.1. Nondisclosure of Information. Unless and until the transactions contemplated by this Agreement are fully consummated, Purchaser shall hold all data and information obtained with respect to the Corporation and Subsidiaries in such degree of confidence as the Corporation and Subsidiaries maintain such information and further agrees not to use such data or information or disclose the same to others (i) except to Purchaser's accountants, attorneys, lenders, agents and representatives, (ii) except as permitted by the Corporation, (iii) except to the extent such information is published or is a matter of public knowledge or used in connection with any securities statement or offering circular prepared by Purchaser or any Affiliate thereof or (iv) except as required by law. In the event this Agreement is terminated pursuant to
Section 7.1 hereof for any reason, Purchaser shall, within ten (10) days following the date of such termination, deliver to the Corporation all written information and copies thereof obtained by Purchaser or any of its representatives referenced in (i) above at any time from the beginning of the discussions between the Corporation and Purchaser of the transactions contemplated herein.


               4.2.2. Compliance with Agreement; Cooperation. Purchaser shall not undertake any course of action inconsistent with satisfaction of the conditions applicable to Purchaser set forth in this Agreement, and shall cooperate and assist the Corporation, without expense to Purchaser, in all its efforts and undertakings as early as practicable to comply with and satisfy (as applicable) the representations, agreements, conditions and other provisions of this Agreement applicable to the Purchaser, including, without limitation, providing the Corporation with such financial and other information relating to Purchaser as the Corporation may be required to deliver to the lenders, lessors and sublessors of the Corporation or any Subsidiary in order to obtain the releases, estoppel certificates and other consents contemplated by this Agreement.

               4.2.3. Disclosure to the Corporation. Purchaser shall give the Corporation prompt written notice of any information or other knowledge obtained by Purchaser prior to Closing pursuant to its due diligence investigation or otherwise that Purchaser considers to be either (a) inconsistent with or in violation of any of the representations and warranties made by the Indemnitors in Section 3.1 of this Agreement, or inconsistent with any information disclosed on the Schedule, or (b) a condition or event which may constitute a default by the Indemnitors or failure to comply with or fully perform any covenant or agreement of the Indemnitors made in Section 4.1 or any other section of this Agreement (hereafter referred to as a "NONCOMPLIANCE CIRCUMSTANCE"). Any amounts previously spent pursuant to Section 4.1.20 of this Agreement, the Property Purchase Agreement and the Put Agreement up to an aggregate of $25,000 to effect such cure or correction (less any other amounts which have reduced the $25,000 deductible referred to in Section 4.1.12(c)(4) of this Agreement, the Property Purchase Agreement and the Put Agreement) will (i) increase the Purchase Price by such amounts (unless the purchase price under the Property Purchase Agreement or Put Agreement was previously so increased by such amount) and (ii) further reduce the $25,000 deductible referred to in Section 4.1.12(c)(4) of this Agreement, the Property Purchase Agreement and the Put Agreement by such amounts. In the event the Indemnitors fail to cure or correct such Noncompliance Circumstance, Purchaser shall have the right to terminate this Agreement in accordance with the provisions of Section 7.1. In the event Purchaser elects to proceed to Closing, any such breach or failure to perform by the Indemnitors shall be deemed to be waived by Purchaser and shall not constitute the basis for any claim of indemnification or offset by Purchaser against the Indemnitors or the Escrow Amount after Closing.


               4.2.4. Indemnification by Purchaser.

               (a) The sole remedy of the Indemnitors and Curley and their Related Parties (collectively, the "STARTIME INDEMNITEES") and any of their officers, directors, representatives, stockholders, lenders, assignees and Affiliates against Purchaser, Silver Cinemas and their Related Parties for any Loss arising out of or related to this Agreement or the transactions contemplated hereby (it being understood that claims for indemnification by the StarTime Indemnitees or such other Persons under the (i) Property Purchase Agreement shall be made, if at all, pursuant to Section 4.2.4 thereof and (ii) Put Agreement shall be made, if at all, pursuant to Section 4.2.4 thereof) shall be a claim for indemnity made and enforced in accordance with this Section 4.2.4.

               (b) Purchaser shall defend, indemnify, reimburse, and hold harmless, the StarTime Indemnitees from: (i) all third party claims relating to the business conducted by Purchaser arising out of, or relating to, actions or omissions of Purchaser after the Closing; and
        (ii) any untrue representation, breach of warranty or non-fulfillment of any covenant contained herein, in each case of Purchaser contained in this Agreement, even though any such representation, warranty or covenant may have been made by the Purchaser in good faith.

               (c) Notwithstanding the preceding provisions concerning indemnification by Purchaser, the StarTime Indemnitees hereby expressly agree that the liabilities and obligations of Purchaser under this
        Section 4.2.4 shall be expressly limited as follows:

                    (1) the amount of any damages asserted by the StarTime
             Indemnitees pursuant to any indemnification claim made pursuant to this Section 4.2.4 shall include the amount of tax liability, if any, incurred by the StarTime Indemnitees upon receipt of such indemnification and be limited in each case to the total amount of actual damages incurred by the StarTime Indemnitees net of the then present value (calculated at 6% per annum) of any related tax benefit to the StarTime Indemnitees, if any, resulting from such claim; and

                    (2) Purchaser shall not be required to defend, indemnify,
             reimburse or hold the StarTime Indemnitees harmless from any claim except to the extent that the total of all such claims established pursuant to this Section 4.2.4, Section 4.2.4 of the Property Purchase Agreement and Section 4.2.4 of the Put Agreement exceeds an aggregate amount of $25,000.

               (d) Purchaser shall be so obligated under this Section 4.2.4 and
        Section 4.2.4 of the Property Purchase Agreement and Section 4.2.4 of the Put Agreement to the extent of an aggregate maximum of $3,700,000; provided, that the maximum aggregate amount to be recovered by all StarTime Indemnitees from Purchaser and Silver Cinemas collectively shall not exceed $3,700,000 and, provided further, that any amounts paid by Purchaser or Silver Cinemas pursuant to Section 4.2.4 of the Property Purchase Agreement or Section 4.2.4 of the Put Agreement shall be applied towards such $3,700,000 limitation.

               (e) In the event any Person not a party to this Agreement shall make a demand or claim, or file any lawsuit, which demand, claim or lawsuit is likely to result in any of the forms of liability or Loss described in this Section 4.2.4, then after prompt written notice by any StarTime Indemnitee to Purchaser of such demand, claim or lawsuit, the Purchaser shall retain counsel reasonably satisfactory to the StarTime Indemnitees to defend such claim or action. Thereafter, any StarTime Indemnitee shall be permitted to participate in such defense at their own expense. In the event Purchaser fails to respond to the prompt written notice of any such demand, claim or lawsuit, or fails to retain reasonably satisfactory counsel, then any StarTime Indemnitee shall be permitted to retain counsel and to conduct the defense of such demand, claim or lawsuit as they may reasonably deem fit at the expense of Purchaser. The above agreement of Purchaser to defend, indemnify and hold harmless the StarTime Indemnitees, shall include the cost and expense of such counsel and defense as well as any Loss any StarTime Indemnitee may suffer arising out of such demand, claim or lawsuit subject to the limitation set forth above. For the purposes of this
        Section 4.2.4, "prompt written notice" shall mean that any StarTime Indemnitee, shall give written notice to Purchaser of a demand, claim or lawsuit within thirty (30) days after such demand, claim or lawsuit is brought to the attention of a StarTime Indemnitee, and in any event 15 days before any pleading is due in any litigation.

               (f) These indemnification obligations of Purchaser shall survive until, but only until, the first anniversary of the Closing; provided, that the obligations of Purchaser for any claim made by the Corporation under this Section 4.2.4 prior to such first anniversary shall survive such first anniversary.

               (g) Notwithstanding the foregoing, this Section 4.2.4 shall not apply to Purchaser's failure to deliver the Purchase Price in accordance with the terms of this Agreement.

               4.2.5. NCC Not Liable. Notwithstanding anything in this Agreement or any other document or instrument executed in connection herewith to the contrary, NCC shall have no liability whatsoever (other than as expressly provided in the paragraph immediately preceding its signature hereto) under this Agreement, including, but not limited to, no liability to Purchaser by virtue of the redemption at Closing of the Class B Shares held by NCC.


                  ARTICLE 5. - CONDITIONS PRECEDENT TO CLOSING


        5.1. Conditions Precedent to Obligations of Purchaser. The obligations of Purchaser under this Agreement shall be subject to the fulfillment of each and all of the following conditions at or before the Closing (unless an earlier time is specified in this Agreement, in which case on or before such earlier time), each of which is individually hereby deemed material, and any one or more of which may be waived in writing by Purchaser:


               5.1.1. Representations and Warranties. Each of the representations, warranties and statements made by the Indemnitors contained in this Agreement or in any certificate, schedule, exhibit or other document delivered to Purchaser pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the date when made and shall be true and correct on and as of the Closing to the same extent and with the same effect as if made on and as of the Closing.


               5.1.2. Performance by the Indemnitors. The Indemnitors shall have fully performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them in all material respects on or before the Closing (unless an earlier time is specified in this Agreement, in which case on or before such earlier time), including, without limitation, the execution and delivery by them of all documents and instruments required under the terms of Section 6.1.1 of this Agreement.


               5.1.3. Regulatory Approvals and Consents. There shall have been duly and validly obtained all consents, approvals, authorizations, permits and orders of all federal, state and other governmental regulatory agencies and other Persons required in connection with this Agreement and the consummation of the transactions contemplated hereby (including under the HSR Act), and all such consents, approvals, authorizations, permits and orders shall be in full force and effect as of the Closing.


               5.1.4. Opinion of the Seller's Counsel. The Sellers shall have delivered to Purchaser at the Closing the opinion of the Sellers' counsel, Timothy Gideon, which opinion shall be dated the Closing Date and addressed to Purchaser. Such opinion shall be in substantially the form attached hereto as Exhibit M.


               5.1.5. Certificate of the Indemnitors. The Indemnitors shall have provided to Purchaser a certificate (the "CERTIFICATE"), dated the Closing Date, executed by each of the Indemnitors, and confirming, representing and warranting to the reasonable satisfaction of Purchaser:

(i) the accuracy as of such date of the Indemnitors' representations and warranties contained in this Agreement in all material respects or in any statement, deed, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby as if such representations and warranties were made as of the Closing Date, (ii) that the conditions set forth in Section 5.1 of this Agreement have been satisfied or waived, and (iii) that the Indemnitors have fully performed all covenants and agreements to be performed by them in all material respects on or prior to the Closing. The sole remedy of Purchaser, its officers, directors, representatives, stockholders, lenders, assignees and affiliates against the Indemnitors and their Related Parties for any Loss arising out of or related to this Certificate shall be a claim for indemnity made and enforced in accordance with Section 4.1.12.


               5.1.6. Absence of Regulation Changes. There shall not have been any material adverse change in any federal, state or other laws, rules or regulations relating to the taxation, business, activities or operations of the Corporation and the Subsidiaries, and no such change shall be threatened.


               5.1.7. Satisfaction with Review of Purchaser. Since September 30, 1997, there shall have been no change or changes in the Corporation's or any Subsidiary's business, labor relations, financial condition, prospects, properties, assets, liabilities or results of operations (or the occurrence of any events which might reasonably be expected to result in any such change or changes), other than seasonal changes historically experienced by the indoor theater industry, which in the judgment of Purchaser or its lender, made in good faith, has been or may be materially adverse to the Corporation or the Subsidiary.


               5.1.8. Approval of Instruments. Purchaser and its lender shall have approved all lists, financial statements, certificates and other documents to be delivered by the Indemnitors, the Subsidiaries, the stockholders of the Corporation or SPI, the partners of Super Saver or their representatives pursuant to the provisions of this Agreement and such approval by Purchaser shall not be unreasonably withheld. Furthermore, without limiting the foregoing, all other instruments and documents delivered to Purchaser pursuant to the provisions of this Agreement, or incidental to the transactions contemplated hereby, shall be satisfactory to Purchaser and its lender as to form, scope, substance and execution and such approval by Purchaser shall not be unreasonably withheld.


               5.1.9. Good Standing. The Corporation shall have furnished to Purchaser at the Closing certificates of the appropriate governmental officials, dated within fifteen (15) days of the Closing Date, confirming that the Corporation is in good standing, owes no taxes and is duly qualified to transact business in the State of Nevada and in each jurisdiction listed on Part 1 of the Schedule, and that each Subsidiary is in good standing, owes no taxes and is duly qualified to transact business in each of its respective jurisdictions listed on Part 2 of the Schedule, and such certificates shall be accompanied by a certificate executed by the Secretary of the Corporation, dated the Closing Date, stating that such certificates are true and correct.


               5.1.10. No Actions. At and as of the Closing Date, no action, suit, proceeding or investigation shall have been instituted and be continuing, or have been threatened and be unresolved, before a court or before or by a governmental body or agency with respect to the transactions contemplated by this Agreement or which might have a materially adverse effect on the assets, properties or businesses of the Corporation and Subsidiaries.


               5.1.11. No Court Orders. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by any court or governmental regulatory agency directing that the transactions contemplated herein or any of them not be consummated as herein provided, or awarding damages or any other remedy to any Person with respect to any of the transactions contemplated hereby.


               5.1.12. Officers' Certificate. Purchaser shall have received a certificate dated the Closing Date and signed by Curley and the Secretary of the Corporation to the effect that except as noted on Part 20 of the Schedule, none of the events described in Section 3.1.6 shall have occurred and to the further effect that any liabilities or obligations of the Corporation and Subsidiaries at the Closing Date, which were not reflected on the Balance Sheet, are set forth on Part 20 of the Schedule and are liabilities or obligations incurred only in the ordinary course of business subsequent to the Balance Sheet Date or are liabilities contemplated by this Agreement.


               5.1.13. Loan Agreements. The Corporation and the Subsidiaries shall have previously delivered to Purchaser copies of all loan agreements, notes, mortgages, deeds of trust, security agreements and other evidences of indebtedness of the Corporation and Subsidiaries, together with a certificate of each lender, mortgagee or creditor under such instruments to the effect that the Corporation or Subsidiary, as the case may be, is in good standing with regard thereto, that no default exists thereunder, and that none are subject to any prepayment penalties or charges other than as disclosed in Part 21 of the Schedule.


               5.1.14. Deeds and Leases. The Corporation and the Subsidiaries shall have previously delivered to Purchaser copies of all deeds and leases to the real property used by the Corporation and Subsidiaries in the operation of their businesses, copies of all equipment leases of which the Corporation or any Subsidiary is a lessee and copies of all licenses of which the Corporation or any Subsidiary is a licensee, along with certificates of each lessor or licensor or other party to such agreement that such leases and licenses as of the Closing Date are in effect, that the Corporation or Subsidiary, as the case may be, is not in default under such lease or license.


               5.1.15. Releases. The Sellers shall have delivered into escrow fully executed releases of any and all items of indebtedness described in
Section 4.1.17 of this Agreement and all other items of indebtedness of the Corporation and the Subsidiaries arising prior to the Closing and any and all Liens or guaranties associated therewith. Further, the Indemnitors, Curley, Bill Busby, Lynn Hunt and Lyco shall have delivered a release which releases any and all claims (other than those pursuant to the Transaction Documents) held or to be held by the Indemnitors, Curley, Bill Busby, Lynn Hunt and/or Lyco against Purchaser and/or Silver Cinemas and their respective successors, assigns, officers, directors, employees and agents in the form of Exhibit Q.


               5.1.16. Stockholder Approval of Sale of Assets. On or before the Closing, Sellers shall have obtained stockholder approval (or partner approval in the case of Super Saver) of the transactions contemplated hereby by their respective stockholders (or partners in the case of Super Saver) in accordance with their articles of incorporation and bylaws (or limited partnership agreement in the case of Super Saver) and the laws of Nevada or Texas, as applicable.


               5.1.17. Due Diligence. Satisfactory completion of Purchaser's due diligence investigation.


               5.1.18. Estoppel Certificates. The receipt by Purchaser of the Estoppel Certificates.


               5.1.19. Phase I Environmental Reports and Surveys. Purchaser shall, at its sole cost and expense, receive, at least five business days prior to Closing, Phase I Environmental Reports and surveys for each tract of real property owned or leased by the Corporation or any Subsidiary, in form and substance satisfactory to Purchaser and its lender.


               5.1.20. Closing of Fee Owned Theaters. The closing of the sale of the Fee Owned Theaters shall have occurred pursuant to the Property Purchase Agreement.


               5.1.21. Norwest Release. Purchaser shall have received from Norwest Bank El Paso, N.A. a release of all of its claims against Purchaser related to this Agreement and the transactions contemplated hereby in a form satisfactory to Purchaser in its sole discretion.


        5.2. Conditions Precedent to Obligations of the Indemnitors. The obligations of the Indemnitors under this Agreement shall be subject to the fulfillment of each and all of the following conditions at or before the Closing (unless an earlier time is specified in this Agreement, in which case on or before such specified time), each of which is individually hereby deemed material, and any one or more of which may be waived in writing by the
Corporation:


             5.2.1. Representations and Warranties. Each of the representations, warranties and statements made by Purchaser contained in this Agreement and in all other documents furnished by Purchaser or its representatives pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing to the same extent and with the same effect as if made on and as of the Closing Date.


             5.2.2. Performance by Purchaser. Purchaser shall have fully performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it in all material respects on or before the Closing (unless an earlier time is specified in this Agreement, in which case on or before such earlier time), including, without limitation, the execution and delivery by it of all documents and instruments required under the terms of Section 6.1.2 of this Agreement.

             5.2.3. Regulatory Approvals and Consents. There shall have been duly and validly obtained all consents, approvals, authorizations, permits and orders of all federal and state governmental regulatory agencies and other Persons required in connection with this Agreement and the consummation of the transactions contemplated hereby, and all such consents, approvals, authorizations, permits and orders shall be in full force and effect as of the Closing.


             5.2.4. No Court Orders. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court or governmental body or authority directing that the transactions provided for herein or any of them not be consummated as herein provided, or awarding damages or any other remedy to any Person in connection with any of the transactions contemplated herein.


             5.2.5. Opinion of Purchaser's Counsel. Purchasers shall have delivered to the Sellers at the Closing the opinion of Purchaser's counsel, which opinion shall be dated the Closing Date and addressed to the Corporation. Such opinion shall be in substantially the form attached hereto as Exhibit N.


             5.2.6. Certificate of Purchaser. Purchaser shall have provided to the Corporation a certificate, dated the Closing Date, executed by Purchaser, and confirming, representing and warranting to the reasonable satisfaction of the Corporation: (i) the accuracy as of such date of Purchaser's representations and warranties contained in this Agreement in all material respects or in any statement, deed, schedule or other document delivered pursuant hereto or in connection with the transactions contemplated hereby as if such representations and warranties were made as of the Closing Date, (ii) that the conditions set forth in Section 5.2 of this Agreement have been satisfied or waived, and (iii) that Purchaser has fully performed all covenants and agreements to be performed by it in all material respects on or prior to the Closing. The sole remedy of the Indemnitors, their officers, directors, representatives, stockholders, lenders, assignees and affiliates against the Purchaser and their Related Parties for any Loss arising out of or related to such certificate shall be a claim for indemnity made and enforced in accordance with Section 4.2.4.


             5.2.7. Stockholder Approval of Sale of Assets. On or before the Closing, Sellers shall have obtained stockholder approval (or partner approval in the case of Super Saver) of the transactions contemplated hereby by their respective stockholders (or partners in the case of Super Saver) in accordance with their articles of incorporation and bylaws (or limited partnership agreement in the case of Super Saver) and the laws of Nevada or Texas, as applicable.


             5.2.8. Closing of Fee Owned Theaters. The closing of the sale of the Fee Owned Theaters shall have occurred pursuant to the Property Purchase Agreement.

             5.2.9. Releases. Purchaser and Silver Cinemas shall have delivered a release which releases any and all claims (other than those pursuant to the Transaction Documents) held or to be held by Purchaser and/or Silver Cinemas against the Indemnitors, Curley, Bill Busby, Lynn Hunt and/or Lyco and their respective successors, assigns, officers, directors, employees and agents in the form of Exhibit Q.


                 ARTICLE 6. - CLOSING AND DELIVERY OF DOCUMENTS


        6.1. Closing. At the Closing, the following shall occur as a single integrated transaction:


               6.1.1. Delivery by the Sellers. The Sellers shall deliver, or cause to be delivered, to Purchaser the following:

               (a) all deeds, bills of sale, assignments of licenses, UCC-3s and permits (to the extent such are assignable), executory contracts, leases, easements and rights of way, as applicable, in order to effectively vest in Purchaser good and indefeasible title to the Property free and clear of all liabilities and Liens, except for the Permitted Title Exceptions, Permitted Liens and Assumed Liabilities.

               (b) actual possession and operating control of the Property.

               (c) (i) the consents of third parties necessary for the transfer and assignment of the Property, including any required landlord's consents to the assignment of all Leases with no adverse changes in the terms and conditions thereof that existed on that date of execution of this Agreement other than the release of Sellers from all obligations and liabilities with respect to the Property as have been obtained by Sellers and (ii) the Estoppel Certificates.

               (d) evidence of the payment of (i) any and all government taxes or other governmental charges with arise out of or relate to the transfer of the Property, including any transfer, documentary stamp tax, surtax, gross receipts, excise and title taxes and (ii) the subordinated debt of the Corporation aggregating approximately $1.312 million. The parties agree to cooperate in taking such steps as may be necessary or appropriate in order to take advantage of any exceptions from any such governmental taxes, or other charges which may be available with respect to the transfer of the Property.

               (e) The opinion of Sellers' counsel described in Section 5.1.4.

               (f) The executed Escrow Agreements, the executed Noncompetition Agreement and the executed Put Agreement.

               (g) assignment and assumption agreements (the "ASSIGNMENT AND ASSUMPTION AGREEMENTS") in the form of Exhibit O-1 and O-2, as applicable, duly executed by Sellers.

               (h) The Certificate identified in Section 5.1.5 hereof.

               (i) The good standing certificates identified in Section 5.1.9 hereof.

               (j) Copies, certified or otherwise identified to Purchaser's satisfaction, of all corporate or partnership documents that Purchaser shall reasonably request, including resolutions of the board of directors of the Corporation and the Subsidiaries and the general partner of Super Saver and resolutions of the stockholders of the Corporation and the Subsidiaries, dated on or before the date hereof to authorize this Agreement, the related agreements and the transactions and other acts contemplated either by this Agreement or the related agreements.

               (k) Bill of Sale from each Seller in the form of Exhibit P.

               (l) The Indemnitors, Curley, Bill Busby, Lynn Hunt and Lyco shall execute and deliver a mutual release in the form of Exhibit Q which releases any and all claims (other than those pursuant to the Transaction Documents) held or to be held by the Indemnitors, Curley, Bill Busby, Lynn Hunt and Lyco against Purchaser and Silver Cinemas and their respective successors, assigns, officers, directors, employees and agents.

               (m) All such instruments, documents, certificates and other Transaction Documents as are required to be delivered by the Indemnitors or their representatives pursuant to the provisions of this Agreement.

               (n) Such other instruments, documents or information that Purchaser reasonably requests in connection herewith and the transactions contemplated hereby, in form and substance reasonably satisfactory to Purchaser.

               6.1.2. Delivery by Purchaser.


               (a) Purchaser shall deliver (i) the Purchase Price as adjusted pursuant to Section 2.4 and less the amount deposited with the Escrow Agent pursuant to Section 2.5 and (ii) the Noncompetition Fees as provided in Section 2.9 of this Agreement.

               (b) Purchaser shall deliver, or cause to be delivered, to the Corporation such instruments, documents, certificates and other Transaction Documents as are required to be delivered by Purchaser or its representatives pursuant to the provisions of this Agreement.

               (c) Purchaser shall deliver, or cause to be delivered, to the Corporation the opinion of Purchaser's counsel described in Section 5.2.5.

               (d) Purchaser shall deliver the executed Escrow Agreements, the executed Noncompetition Agreement and the executed Put Agreement.

               (e) Assignment and Assumption Agreements in the applicable form duly executed by Purchaser.

               (f) Purchaser shall deliver, or cause to be delivered, such other instruments, documents or information that the Corporation reasonably requests in connection herewith and the transactions contemplated hereby, in form and substance reasonably satisfactory to the Corporation.

               (g) Purchaser and Silver Cinemas shall execute and deliver a mutual release in the form of Exhibit Q which releases any and all claims (other than those pursuant to the

        Transaction Documents) held or to be held by Purchaser and Silver Cinemas against the Indemnitors, Curley, Bill Busby, Lynn Hunt and Lyco and their respective successors, assigns, officers, directors, employees and agents.


                 ARTICLE 7. - TERMINATION, AMENDMENT AND WAIVER


        7.1. Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:

               (a) at any time prior to the Closing Date by the mutual written consent of all of the parties;

               (b) by Purchaser at any time in the event of a breach or default by the Indemnitors or any one of them in the observance or in the timely performance of any of their obligations or representations and warranties hereunder which is not waived by Purchaser and which remains uncured upon the earlier to occur of (i) fifteen (15) days following delivery of written notice of such breach or default or (ii) the Closing Date;

               (c) by the Corporation at any time in the event of a breach or default by Purchaser in the observance or in the timely performance of any of its obligations or representations and warranties hereunder which is not waived by the Corporation and remains uncured upon the earlier to occur of (i) fifteen (15) days following delivery of written notice of such breach or default or (ii) the Closing Date;

               (d) by Purchaser if the Closing shall not have occurred by 5:00 P.M., Dallas time, on March 27, 1998, if Purchaser is not on said date in default in the observance or in the due and timely performance of any of its obligations hereunder;

               (e) by the Corporation if the Closing shall not have occurred by 5:00 P.M., Dallas time, on March 27, 1998, if the Corporation on said date is not in default in the observance or in the due and timely performance of any of its obligations hereunder;

               (f) by Purchaser if any of the conditions precedent to obligations of Purchaser to consummate the transactions provided for herein shall have become impossible to satisfy (a wilful material breach of this Agreement by any Seller shall be deemed to be one determination that such conditions are impossible to satisfy for purposes of this paragraph); or

               (g) by Sellers if any of the conditions precedent to obligations of the Indemnitors to consummate the transactions provided for herein shall have become impossible to satisfy (a wilful material breach of this Agreement by Purchaser shall be deemed to be one determination that such conditions are impossible to satisfy for purposes of this paragraph); or

        No termination under this Section 7.1 shall be effective unless and until the terminating party gives written notice of such termination to the other party. Notwithstanding the foregoing, termination of this Agreement shall not relieve any party from its liability for the breach hereunder (subject to all the limitations on liability set forth herein), prior to termination, of its covenants or agreements or any of its representations or warranties being untrue prior to termination.

        7.2. Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all the parties hereto.


                           ARTICLE 8. - MISCELLANEOUS


        8.1. Expenses. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees and expenses of the parties hereto shall be paid prior to Closing. It is specifically understood and agreed that all fees for legal services rendered by legal counsel for the Corporation, the Subsidiaries, Curley, the stockholders of the Corporation and SPI and the partners of Super Saver shall be paid or accrued prior to the Closing Date by the Corporation.


        8.2. Notices. Any notice, request, instruction or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by prepaid telex or telecopy or delivered or mailed by certified mail, postage prepaid, with return receipt requested, to the following addresses:


        If to the Sellers           Lloyd Curley
        or the Indemnitors:         StarTime Cinema, Inc.
                                    109 North Oregon
                                    Suite 1000
                                    El Paso, Texas 79901
                                    Telecopy:      915.542.2945

        With a copy to              Timothy R. Gideon
        Counsel to the              1010 MoPac Circle
        Indemnitors:                Suite 200
                                    Austin, Texas 78746

                                    Telecopy:      512.347.0394

        If to Curley:               Lloyd Curley
                                    5712 Mira Sierra
                                    El Paso, Texas  79912
                                    Telecopy: 915.585.9571

        With a copy to              C. Michael Ginnings
        Counsel for Curley:         303 Texas Avenue
                                    Suite 902
                                    El Paso, Texas  79901
                                    Telecopy:  915.532.7073

        If to Purchaser:            Thomas J. Owens
                                    President
                                    Silver Cinemas, Inc.
                                    4004 Beltline Road
                                    Suite 205, LB 18
                                    Dallas, Texas 75244
                                    Telecopy:      972.503.9013

        With a copy to              Greg R. Samuel, Esq.
        Counsel for Purchaser:      Haynes and Boone, LLP
                                    901 Main Street, Suite 3100
                                    Dallas, Texas 75202-3789
                                    Telecopy:      214.651.5940

        The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by delivery in accordance with the provisions of this Section 8.2, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section 8.2, such notice shall be conclusively deemed given upon the third business day following deposit thereof in the United States mail. If notice is given by telex or telecopy in accordance with the provisions of this Section 8.2, such notice shall be conclusively deemed given upon receipt with a confirming fax response.


        8.3. Entire Agreement. This Agreement, together with the Schedule and exhibits hereto, sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof except for Section 8 of that certain Term Sheet among Silver Cinemas, the Trust, Curley, the Corporation, Lyco, Super Saver, Bill Busby and Lynn Hunt dated as of July 31, 1997, the Term Sheet Escrow Agreement and the other Transaction Documents. Except as provided in the preceding sentence, no understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or in the Schedule or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

        8.4. Survival of Representations. All statements of fact (including financial statements) contained in the Schedule, the exhibits, the certificates or any other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party hereunder. All representations, warranties, agreements and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the parties or of any information a party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto. The sole effect of the survival of such representations and warranties shall be to support a claim for indemnity under Sections 4.1.12 or
4.2.4 for untrue representations or breach of warranty, subject to the limitations set forth in Sections 4.1.12 and 4.2.4.


        8.5. Incorporated by Reference. The Schedule, the exhibits and all documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.


        8.6. Number and Gender of Words. When the context so requires in this Agreement, words of any gender shall include either or both of the other genders and the singular number shall include the plural.


        8.7. Specific Performance. The Indemnitors acknowledge that a breach of this Agreement by the Indemnitors will cause irreparable harm to Purchaser for which there may be no adequate remedy at law, and the Indemnitors agree that Purchaser shall be entitled, in addition to its other remedies specifically described in this Agreement, to specific performance by the Indemnitors of this Agreement.


        8.8. Remedies Exclusive. The remedies provided in this Agreement are the sole and exclusive remedies available to Purchaser and the Indemnitors arising out of or in any way connected with this Agreement.


        8.9. Execution of Additional Documents. Each party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.


        8.10. Finders' and Related Fees. Each of the parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.


        8.11. Titles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of any provisions of this Agreement. References to "Sections" herein are references to sections of this Agreement. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.


        8.12. No Third Party Beneficiary, Etc. There shall be no third party beneficiary of this Agreement, other than as provided in Sections 4.1.12 and
4.2.4. Neither the availability of, nor any limit on, any remedy hereunder shall limit the remedies of any party hereto against third parties.


        8.13. Reformation; Severability. In case any provision hereof shall be invalid, illegal or unenforceable, such provision shall be reformed to best effectuate the intent of the parties and permit enforcement thereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such provision is not capable of reformation, it shall be severed from this agreement and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


        8.14. Binding Effect and Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives and assigns. This Agreement, and the rights and obligations created hereunder, may not be transferred or assigned by the Indemnitors without the prior consent of Purchaser or by Purchaser without the prior consent of the Corporation except that Purchaser may assign its rights under this Agreement to a wholly-owned subsidiary; however, no assignment shall serve to relieve or release the assigning party from liability under this Agreement. Notwithstanding anything to the contrary set forth herein, nothing shall prohibit Purchaser granting a Lien at or after Closing to its lender in and to Purchaser's rights pursuant to this Agreement and such lender shall have the right to exercise any and all of Purchaser's rights and remedies hereunder.

        8.15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

        8.16. Governing Law; Attorneys' Fees. This Agreement and any related agreements shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Texas, without giving effect to any conflict of laws rules that would refer the matter to the laws of another jurisdiction.

        Subject to Section 8.17, each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas in Harris County, for the purposes of any action arising out of this Agreement or any related agreements, or the subject matter hereof or thereof, brought by any other party.

        Subject to Section 8.17, to the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim

(i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum, (iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or (v) that this Agreement or any related agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

        The prevailing party in any action or proceeding relating to this Agreement or any related agreement shall be entitled to recover reasonable attorneys' fees and other costs from the non-prevailing parties, in addition to any other relief to which such prevailing party may be entitled.


        8.17. Dispute Resolution.

               (a) Arbitration. All disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement (including without limitation this Article VIII) or any related agreements (except the Noncompetition Agreements) as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, or breach, shall be submitted to arbitration pursuant to the following procedures:


                   (i) Except as modified hereby, the arbitration shall be
               governed by the Commercial Arbitration Rules the AAA including the Supplementary Procedures for Large Complex Disputes. After a dispute or controversy arises, any party may, in a written notice delivered to the other party, demand such arbitration. Such notice shall designate the name of the arbitrator (who shall be an impartial person who is an attorney with at least 15 years of experience in business law) appointed by such party demanding arbitration, together with a statement of the matter in controversy in reasonable detail.

                   (ii) Within 30 days after receipt of such demand, the other party shall, in a written notice delivered to the other party, name such party's arbitrator (who shall be an impartial person who is an attorney with at least 15 years of experience in business law). If such party fails to name an arbitrator, then the second arbitrator shall be named by the AAA. The two arbitrators so selected shall name a third arbitrator (who shall be an impartial person who is an attorney with at least 15 years of experience in business law) within 30 days, or in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, the third arbitrator shall be appointed by the AAA. If any arbitrator appointed hereunder shall die, resign, refuse, or become unable to act before an arbitration decision is rendered, then the vacancy shall be filled by the methods set forth in this Section for the original appointment of such arbitrator.

                   (iii) Each party shall bear its own arbitration costs and
               expenses. The arbitration hearing shall be held in Houston, Texas at a location designated by a majority of the arbitrators. The substantive laws of the State of Texas (excluding conflict of laws provisions) and the Federal Arbitration Act shall apply.

                   (iv) The arbitration hearing shall be concluded within ten
               (10) days unless otherwise ordered by the arbitrators and the written award thereon shall be made within fifteen (15) days after the close of submission of evidence. An award rendered by a majority of the arbitrators appointed pursuant hereto shall be final and binding on all parties to the proceeding, shall resolve the question of costs of the arbitrators, legal fees and expenses and all related matters, and judgment on such award may be entered and enforced by any party in any court of competent jurisdiction.

                      (v) Except as set forth in Section 8.17(b), the parties
               stipulate that the provisions of this Section shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or any related agreements. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement or any related agreements.

               Except as required by law, the parties hereto and the arbitrators may not disclose the existence or results of any arbitration hereunder without the prior written consent of the other party; nor will any party hereto disclose to any third party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party.

               (b) Emergency Relief. Notwithstanding anything in this Section
        8.17 to the contrary and subject to the provisions of Section 8.16, any party may seek from a court any provisional remedy or injunctive relief that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy. The prevailing party in any proceeding based upon this Agreement shall be entitled to reasonable attorney's fees and arbitral and court costs, in addition to any other recoveries allowed by law.


        8.18. Confidentiality. Commencing on the date of this Agreement and until: (i) the end of the five (5) year period following termination of this Agreement pursuant to Article VII or (ii) Closing, Purchaser and the Indemnitors will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors (the "Representatives") to maintain in confidence, any written, oral, electronic, or other information of every kind (including all analyses, compilations, forecasts, studies or other documents prepared by a receiving party that contain or in any way reflect Confidential Information) that has been or may be furnished by either party or its Representatives obtained in confidence (the "Confidential Information") from another party to this Agreement (the "Disclosing Party"), and will not use, and will cause their respective Representatives not to use, any such information except for the purpose of this Agreement or in connection with any legal proceedings between any of the parties, unless (a) such information is already known to such party and such party is not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary in making any release, report, filing (including filings with the SEC) or obtaining any consent or approval required for the consummation of the transactions contemplated by the Agreement, (c) the furnishing or use of such information is required by any legal proceedings or
(d) the furnishing or use of such information is required in connection with a public offering or private placement of securities. Each party shall only reveal Confidential Information of the Disclosing Party to the receiving party's Representatives (a) who reasonably need to have the Confidential Information for purposes of evaluating the transactions contemplated hereby and (b) who are aware of the confidential nature of the Confidential Information and of this
Section 8.18. Each party shall cause its Representatives to observe the restrictions of this Section 8.18 and shall be responsible for any breach of this Section 8.18 by its Representatives. If this Agreement is terminated for any reason, each party must promptly return to the Disclosing Party all Confidential Information obtained from the Disclosing

Party that is by nature returnable, and each receiving party will thereafter continue to comply with its obligations under this Section 8.18.


        8.19. Bulk Transfer. The parties hereby waive the applicable provisions, if any, of the Uniform Commercial Code relating to Bulk Transfers in the states in which the Theaters are located, and the Indemnitors hereby indemnify Purchaser from the Sellers' failure to comply with such provisions with respect to the Sellers.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.


                                        STARTIME CINEMA, INC.


                                        By:
                                        Name:
                                        Title:


                                        F.S.A. SUPER SAVER CINEMAS NO. 1, LTD.


                                        By:
                                        Name:
                                        Title:


                                        STARTIME PROPERTIES, INC.


                                        By:
                                        Name:
                                        Title:


                                        THE TRUST FORMED BY THAT CERTAIN
                                        IRREVOCABLE DECLARATION OF TRUST UNDER
                                        DEED DATED MAY 14, 1994, FOR THE BENEFIT
                                        OF STARTIME CINEMA, INC.

                                        By its Trustee:


                                        Lloyd Curley




                                        LLOYD CURLEY


                                        SCI ACQUISITION CORP.


                                        By:
                                        Name:
                                        Title:

        Silver Cinemas, Inc., a Delaware corporation, hereby executes this Agreement solely for the purpose of unconditionally guaranteeing the performance of this Agreement by SCI Acquisition Corp., a Delaware corporation. Silver Cinemas represents and warrants that the execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of Silver Cinemas and is valid, binding and enforceable against Silver Cinemas, Inc. in accordance with its terms.


                                        SILVER CINEMAS, INC.


                                        By:
                                        Name:
                                        Title:

        NCC hereby irrevocably (except as expressly set forth below): (i) consents to the negotiation, execution, undertaking and delivery (including all actions in furtherance thereof) by all parties to this Agreement and the transactions contemplated hereby, (ii) agrees to accept $3 million, plus any accrued and unpaid dividends on the Class B Shares, in immediately available funds at the Closing as the total consideration for the purchase or redemption of all of its Class B Shares, and all right, title and interest that it may have to the Corporation and its Subsidiaries or their respective assets and (iii) waives any right that it may have to any other sum or amount pursuant to the Stock Purchase Agreement and the related agreements and instruments or otherwise (including, but not limited to, its Put (as such term is defined in the Stock Purchase Agreement)). NCC represents and warrants that the execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of NCC and is valid, binding and enforceable against NCC in accordance with its terms. Notwithstanding anything contained in this paragraph, the consent and waiver of NCC contained herein is revocable at the option of NCC by written notice to the other parties to this Agreement at any time prior to the Closing if one of the following events occurs: (i) a petition for relief under the United States Bankruptcy Code is filed by one of the Sellers, or is filed against one of the Sellers by a party other than NCC or its Affiliates and such petition is not dismissed within ninety (90) days; or (ii) the Closing does not occur by March 27, 1998. In the event that NCC revokes its consent and waiver pursuant to the terms of this paragraph, the rights of NCC under the Stock Purchase Agreement shall continue in effect, although the parties shall be returned to the status quo ante and the Put shall neither be exercisable by reason of this Agreement nor the transactions contemplated hereby.

                                        NATIONSBANC CAPITAL CORPORATION


                                        By:
                                        Name:
                                        Title:

                                    SCHEDULE

Part 1              States of Business Qualification

Part 2              Subsidiaries

Part 3              Effects of Execution of Agreement

Part 4              Liabilities Not Reflected on Balance Sheet

Part 5              Changes

Part 6              Taxes

Part 7              Disputes and Litigation

Part 8              Insurance

Part 9(a)           Title to Properties

Part 9(b)           Liens & Financing Statements

Part 10(a)          Real Property & Real Property Leases

Part 10(b)          Violations

Part 11(a)          Equipment & Equipment Leases

Part 11(b)          List of Property in need of repair

Part 12(a)          Intangible Personal Property

Part 12(b)          Exceptions to Exclusive Ownership

Part 12(c)          Adverse Claims

Part 13             Agreements

Part 14(a)          Indebtedness

Part 14(b)          Guarantees

Part 15             Books and Records

Part 16             Employee Benefit Plans

Part 17             Employee Agreements

Part 18             Consents Required

Part 19             Environmental Matters

Part 20             Changes in Financial Condition

Part 21             Prepayment Penalties and Charges on Loan Agreements